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Filed Pursuant to Rule 424(b)(5)
File No. 333-221322

Calculation of Registration Fee

Title of Each Class of Securities To Be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee

Depositary Shares of MB Financial, Inc., Each Representing a 1/40th Interest in a Share of 6.00% Non-Cumulative Perpetual Preferred Stock, Series C	$200,000,000	$24,900.00(1)

(1)
Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 3, 2017)

8,000,000 Depositary Shares

MB Financial, Inc.

Depositary Shares Each Representing a 1/40th Interest
in a Share of 6.00% Non-Cumulative Perpetual Preferred Stock, Series C

                     We are selling 8,000,000 depositary shares each representing a 1/40th ownership interest in a share of 6.00% Non-Cumulative Perpetual Preferred Stock, Series C, $0.01 par value, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share), referred to herein as the Preferred Stock. As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

                     We have applied to list the depositary shares on the NASDAQ Global Select Market under the symbol "MBFIO." If the application is approved, trading of the depositary shares on the NASDAQ Global Select Market is expected to commence within 30 days after they are first issued.

                     For a discussion of certain risks that you should consider in connection with an investment in the depositary shares and the underlying Series C Preferred Stock, see "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the additional risk factors contained in this prospectus supplement beginning on page S-13 and the accompanying prospectus.

                     Neither the Preferred Stock nor the depositary shares are deposits or other obligations of a bank or are insured by the Federal Deposit Insurance Corporation, referred to herein as the FDIC, or any other government agency.

                     Neither the Securities and Exchange Commission, referred to herein as the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Depositary Share		Total
Public offering price(1)	$25.00		$200,000,000
Underwriting discount(2)	$0.6315	(3)	$5,052,250
Proceeds, before expenses, to us	$24.3685	(3)	$194,947,750

(1)
Plus accrued dividends, if any, from the date of original issuance, which is expected to be November 22, 2017.

(2)
Reflects 4,340,000 depositary shares sold to institutional investors, for which the underwriting discount was $0.50 per share ($2,170,000 in the aggregate), and 3,660,000 depositary shares sold to retail investors, for which the underwriting discount was $0.7875 per share ($2,882,250 in the aggregate).

(3)
Rounded to four decimal places. See footnote (2) for actual depositary share amounts.

                     We will pay dividends on the Preferred Stock, when, as and if declared by our board of directors or a duly authorized committee of our board of directors. If declared, dividends will accrue and be payable on the liquidation preference amount, on a non-cumulative basis, from the date of issuance at a rate of 6.00% per annum, payable quarterly, in arrears, on February 25, May 25, August 25 and November 25 of each year, beginning on February 25, 2018. Upon payment of any dividends on the Preferred Stock, holders of depositary shares will receive a proportionate payment.

                     Dividends on the Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Preferred Stock for any future dividend period.

                     We may redeem the Preferred Stock at our option, and subject to any required regulatory approval, (1) in whole or in part, from time to time, on any dividend payment date on or after November 25, 2022, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, to but excluding the redemption date, or (2) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as described herein), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, to but excluding the redemption date. If we redeem the Preferred Stock, the depositary will redeem a proportionate number of depositary shares.

                     The Preferred Stock will not have any voting rights, except as set forth under "Description of the Preferred Stock—Voting Rights" on page S-27.

                     The underwriters expect to deliver the depositary shares to purchasers in book-entry form through the facilities of The Depository Trust Company and its direct participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, referred to herein as Euroclear, and Clearstream Banking, a société anonyme, referred to herein as Clearstream, on or about November 22, 2017.

Lead Joint Bookrunning Managers

BofA Merrill Lynch	UBS Investment Bank

Joint Bookrunning Managers

J.P. Morgan	Sandler O'Neill + Partners, L.P.

The date of this prospectus supplement is November 15, 2017.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

              This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the base prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined, and when we refer to the "accompanying prospectus," we are referring to the base prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading "Where You Can Find More Information" in the accompanying prospectus and in this prospectus supplement and under the heading "Incorporation by Reference" in this prospectus supplement.

              If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

              You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any written communication from MB Financial, Inc. or the underwriters specifying the final terms of this offering. Neither we nor the underwriters have authorized anyone to provide you with different or additional information from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters are offering to sell the depositary shares, and seeking offers to buy depositary shares, only in jurisdictions where offers and sales are permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of our securities, and they may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

              The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

              In this prospectus supplement and the accompanying prospectus, unless the context indicates otherwise, references to the "Company," "we," "us" or "our" refer to MB Financial, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus supplement, the accompanying prospectus and the other documents we incorporate by reference in them contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," "guidance" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

              Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following:

  •
  our ability to consummate this offering in the size and manner described herein;

  •
  risks that funds obtained from capital raising activities, including but not limited to this offering and the concurrent offering of subordinated notes by our bank subsidiary, will not be utilized efficiently or effectively;

  •
  expected revenues, cost savings, synergies and other benefits from our merger and acquisition activities (including our merger with American Chartered Bancorp, Inc. in 2016) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected;

  •
  the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions;

  •
  the quality and composition of our securities portfolio;

  •
  competitive pressures among depository institutions;

  •
  interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights;

  •
  the possibility that our mortgage banking business may experience increased volatility in our revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights;

  •
  the impact of repricing and competitors' pricing initiatives on loan and deposit products;

  •
  fluctuations in real estate values;

  •
  results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, increase our allowance for loan and lease losses, write-down asset values or increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

  •
  our ability to adapt successfully to technological changes to meet customers' needs and developments in the market place;

  •
  the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber-attack or cyber theft, and that such security measures might not protect against systems failures or interruptions;

  •
  our ability to realize the residual values of our direct finance, leveraged and operating leases;

  •
  our ability to access cost-effective funding;

  •
  changes in financial markets;

  •
  changes in economic conditions in general and in the Chicago metropolitan area in particular;

  •
  the costs, effects and outcomes of litigation;

  •
  new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank

    Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities;

  •
  changes in accounting principles, policies or guidelines;

  •
  our future acquisitions of other depository institutions or lines of business; and

  •
  future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

              Some of these and other factors are discussed in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our other reports filed from time to time with the SEC. Such developments could have an adverse impact on our financial position and results of operations. If one or more of the factors affecting our forward-looking statements proves incorrect, the actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking statements. The effects of the factors described above are difficult to predict. Factors other than those described above also could adversely affect us, and investors should not consider these factors to be a complete set of all potential risks or uncertainties. New factors emerge from time to time and management cannot assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

              The forward-looking statements are based on our management's beliefs and assumptions and are made as of the date of this prospectus supplement (or, in the case of such statements contained in the accompanying prospectus, or document incorporated by reference, as of the date of such prospectus or document). We undertake no obligation to publicly update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference might not occur, and you should not put undue reliance on any forward-looking statements.

 WHERE YOU CAN FIND MORE INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-732-0330. The SEC also maintains a website at http://www.sec.gov that contains information we file electronically with the SEC.

              We have filed a Registration Statement on Form S-3 (File No. 333-221322) with the SEC regarding the securities offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement or in the exhibits and schedules thereto, in accordance with the rules and regulations of the SEC, and we refer you to that omitted information. The statements made in this prospectus supplement pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify those statements in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement and its exhibits and schedules are available at the SEC's public reference room or through its website.

INCORPORATION BY REFERENCE

              The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act (File No. 001-36599) (excluding, in each case, information deemed to be furnished and not filed with the SEC) after the date of this prospectus supplement until the completion of this offering. The documents we incorporate by reference are:

Report(s)	Period(s) of Report(s) or Date(s) Filed
Annual Report on Form 10-K	For the year ended December 31, 2016, filed on February 24, 2017 (including information specifically incorporated by reference into such report from our definitive proxy statement filed on April 7, 2017)
Quarterly Reports on Form 10-Q	For the quarters ended March 31, 2017 (filed on May 9, 2017), June 30, 2017 (filed on August 7, 2017) and September 30, 2017 (filed on November 7, 2017)
Current Reports on Form 8-K	Filed on May 25, 2017, October 31, 2017 November 3, 2017 and November 13, 2017

              Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

              We will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this prospectus supplement, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this prospectus supplement incorporates. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at MB Financial, Inc., 6111 N. River Road, Rosemont, Illinois 60018, Attention: Doria L. Koros, Vice President and Secretary, telephone number (847) 653-1992.

              In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information. The agreements may contain representations and warranties, which should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

PROSPECTUS SUPPLEMENT SUMMARY

              This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. Because it is a summary, it may not contain all of the information that is important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the section entitled "Risk Factors" beginning on page S-12 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, before making a decision to invest in the depositary shares.

MB Financial, Inc.

              MB Financial, Inc., a Maryland corporation, is a financial holding company and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Our primary market is the Chicago metropolitan area. Through our bank subsidiary, MB Financial Bank, N.A. (the "Bank"), we offer a broad range of financial services, primarily to small and middle market businesses and individuals in the markets that we serve. Our primary business segments are banking, leasing and mortgage banking, and we have four lines of business within our banking segment: commercial banking, lease banking, retail banking and wealth management.

              On a consolidated basis, as of September 30, 2017, we had approximately $20.1 billion in assets, $13.7 billion in total loans, net of the allowance for loan and lease losses, $14.4 billion in deposits and $2.7 billion in stockholders' equity. For additional information about us, see "Incorporation by Reference."

              Our principal executive offices are located at 800 West Madison Street, Chicago, Illinois 60607, and our telephone number is (888) 422-6562.

Concurrent Offering of Subordinated Notes

              On November 14, 2017, the Bank priced an offering of $175.0 million of 4.00% Fixed-to-floating rate subordinated notes due 2027. The Bank intends to use the net proceeds of that offering for general corporate purposes. The offering of depositary shares is not contingent on the consummation of the offering by the Bank of the subordinated notes, and vice versa. This prospectus supplement is not an offer to sell any such subordinated notes, which offering is being made only through a separate offering circular.

Risk Factors

              Investing in the depositary shares involves risks. You should carefully consider the information under "Risk Factors" beginning on page S-13 of this prospectus supplement and under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 24, 2017, as well as all other information included in this prospectus, including the documents incorporated by reference in this prospectus.

 THE OFFERING

              The following summary contains basic information about the depositary shares, the Preferred Stock and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. For a more complete understanding of the depositary shares and the Preferred Stock, you should read "Description of the Preferred Stock" and "Description of the Depositary Shares" in this prospectus supplement and "Description of Capital Stock—Preferred Stock—General" and "Description of Depositary Shares" in the accompanying prospectus. To the extent that the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. In this section, the "Company," "we," "our," or "us" refer only to MB Financial, Inc. and not to any of its subsidiaries.

Issuer	MB Financial, Inc.
Securities Offered
8,000,000 depositary shares, each representing a 1/40th ownership interest in a share of 6.00% Non-Cumulative Perpetual Preferred Stock, Series C, $0.01 par value, with a liquidation preference of $1,000 per share (equivalent to $25 per depositary share) of the Company, referred to herein as the Preferred Stock. Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all of the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We reserve the right to re-open this series of preferred stock and issue additional shares of the Preferred Stock and depositary shares representing the Preferred Stock either through public or private sales at any time and from time to time. The additional shares of Preferred Stock, and the depositary shares representing such Preferred Stock, would form a single series with the shares of Preferred Stock and the depositary shares offered by this prospectus supplement.
Dividends
We will pay dividends on the Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of our board of directors. If declared, dividends will accrue and be payable on the liquidation preference amount, on a non-cumulative basis, from the date of issuance at a rate of 6.00% per annum, payable quarterly, in arrears. See also "Dividend Payment Dates" below. Upon the payment of any dividends on the Preferred Stock, holders of depositary shares will receive a related proportionate payment.

Dividends on the Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend for any future dividend period with respect to the Preferred Stock or any other class or series of our preferred stock.

Notwithstanding any other provision hereof, dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with the laws and regulations applicable to us, including applicable capital adequacy guidelines.

During any dividend period while the Preferred Stock is outstanding, unless, in each case, the full dividends for the most recently completed dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:
• no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock, other than:
• a dividend payable solely in junior stock; or
• any dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any rights under any such plan;

•

no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us) other than:

• as a result of a reclassification of junior stock for or into other junior stock;
• the exchange or conversion of one share of junior stock for or into another share of junior stock;
• through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

•

purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

•

purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan; or

• the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged; and

•

no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock except by conversion into or exchange for junior stock.

When dividends are not paid in full upon the shares of Preferred Stock and any parity stock, all dividends declared upon shares of Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other for the then-current dividend period for the Preferred Stock.
Dividend Payment Dates
Dividends on the Preferred Stock will be payable when, as, and if declared by our board of directors or a duly authorized committee of our board of directors, quarterly, in arrears, on February 25, May 25, August 25 and November 25 of each year, each referred to herein as a dividend payment date, beginning on February 25, 2018. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid.

Redemption	The Preferred Stock is perpetual and has no maturity date. We may redeem the Preferred Stock at our option, (1) in whole or in part, from time to time, on any dividend payment date on or after November 25, 2022, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to but excluding the redemption date or (2) in whole but not in part, at any time within 90 days following a regulatory capital treatment event (as described herein), at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to but excluding the redemption date. If we redeem the Preferred Stock, the depositary will redeem a proportionate number of depositary shares. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock.

Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Board of Governors of the Federal Reserve System (including any successor bank regulatory authority that may become our appropriate federal banking agency, and referred to herein as the Federal Reserve) and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.
Liquidation Rights
In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of shares of junior stock. Distributions will be made only to the extent of our assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Stock and pro rata as to the Preferred Stock and any other shares of our stock ranking equally as to such distribution. Holders of the Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

Voting Rights	None, except with respect to authorizing or increasing the authorized amount of senior stock, certain share exchanges, reclassifications, mergers or consolidations, certain changes in the terms of the Preferred Stock and in the case of certain dividend nonpayments. The holders of Preferred Stock will have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in our charter, of the Preferred Stock. See "Description of the Preferred Stock—Voting Rights." Holders of depositary shares must act through the depositary to exercise any voting rights, as described under "Description of the Depositary Shares—Voting the Preferred Stock."
Ranking
Shares of the Preferred Stock will rank senior to our common stock, equally with our 8.00% Non-Cumulative Perpetual Preferred Stock, Series A ("Series A Preferred Stock"), liquidation amount $25 per share, equally with each other class or series of our preferred stock that we may issue in the future that, by its terms, ranks equally to the Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company, junior to any class or series of stock we may issue in the future that ranks senior to the Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company and junior to all of our existing and future debt obligations. See "Description of the Preferred Stock—Ranking." We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment after satisfaction of all claims for indebtedness and other non-equity claims.
No Maturity
The Preferred Stock does not have any maturity date, and we are not required to redeem the Preferred Stock. Accordingly, the Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it and receive any required prior approval of the Federal Reserve to do so.
Preemptive and Conversion Rights	None.
Tax Consequences	For discussion of the tax consequences relating to the depositary shares, see "Certain U.S. Federal Income Tax Considerations."

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $194.4 million, after deducting underwriting commissions and expenses. We intend to use the net proceeds from this offering to fund the redemption of some or all of the 4,000,000 outstanding shares of our Series A Preferred Stock, at a per share redemption price of $25 plus the per share amount of any dividends that have been declared but not paid prior to the redemption date, and for general corporate purposes, which may include the repayment of indebtedness.
Risk Factors
Investing in the depositary shares involves risks. Before deciding whether to invest in the depositary shares, you should carefully consider the information set forth in the section of the prospectus supplement entitled "Risk Factors" beginning on page S-13, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus.
Listing
We have applied to list the depositary shares on the NASDAQ Global Select Market under the symbol "MBFIO." If the application is approved, trading of the depositary shares on the NASDAQ Global Select Market is expected to commence within 30 days after they are first issued.
Depositary, Transfer Agent and Registrar	Computershare Trust Company, N.A. (together with Computershare, Inc. as depositary)

RISK FACTORS

              An investment in the depositary shares involves various risks. You should carefully consider the risk factors described in Part I, Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 24, 2017, and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. You should also carefully consider the risks described below, and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the depositary shares. The risks described below and in the accompanying prospectus or in the documents incorporated by reference herein are not the only risks applicable to us or an investment in the depositary shares or the Preferred Stock. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.

You are making an investment decision about both the depositary shares and the Preferred Stock, which are different securities.

              As described in this prospectus supplement, we are issuing depositary shares representing fractional interests in shares of Preferred Stock. The depositary will rely solely on the payments it receives on the Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities because their rights and privileges are different.

Our holding company relies on dividends from the Bank for substantially all of its revenue. Our ability to pay dividends on the Preferred Stock may also be limited by regulatory and other considerations.

              We are an entity separate and distinct from the Bank, which is our principal subsidiary, and we derive substantially all of our revenue at the holding company level in the form of dividends from the Bank. Accordingly, we are, and will be, dependent upon dividends from the Bank to pay the principal of and interest on our indebtedness, to satisfy our other cash needs and to pay dividends on our common and preferred stock, including the Preferred Stock. The Office of the Comptroller of the Currency regulates and, in some cases, must approve the amounts the Bank pays as dividends to us. If the Bank is unable to pay dividends to us, then we may not be able to service our debt, pay our other obligations or pay cash dividends on our common and preferred stock, including the Preferred Stock. Additionally, any dividend payment made by us may be subject to the prior approval of the Federal Reserve. Our inability to service our debt, pay our other obligations or pay dividends on the Preferred Stock could have a material adverse impact on our financial condition and the value of your investment.

              In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary's liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the Preferred Stock will be effectively subordinated to all existing and future liabilities of our subsidiaries.

              Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require the Company to commit resources to the Bank, even when doing so is not otherwise in the interests of the Company or its stockholders or creditors.

Our ability to pay dividends is limited by the requirements of Maryland law.

              Our ability to pay dividends on the Preferred Stock is limited by the laws of the State of Maryland. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's charter permits otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not pay a dividend on the Preferred Stock if, after giving effect to the dividend, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred stock then outstanding, if any, with preferences senior to those of the Preferred Stock.

The Preferred Stock is an equity security and is subordinate to our existing and future indebtedness.

              The shares of Preferred Stock will be equity interests in the Company and will not constitute indebtedness. This means that the depositary shares, which will represent proportional fractional interests in the shares of Preferred Stock, will rank junior to all indebtedness and other non-equity claims on us with respect to assets available to satisfy claims on us, including claims in the event of our liquidation. At September 30, 2017, we had $211.3 million in aggregate principal amount of junior subordinated notes issued to capital trusts outstanding and an $11.0 million term note at the holding company level that matures on June 30, 2020. We also maintain a $35.0 million line of credit at the holding company level that is scheduled to mature on June 30, 2018; no amount was outstanding under such line of credit as of September 30, 2017. At September 30, 2017, the Bank and its subsidiaries had outstanding indebtedness (excluding deposits in the Bank of $14.4 billion at September 30, 2017) aggregating $2.3 billion, including $1.7 billion in advances from the Federal Home Loan Bank of Chicago scheduled to mature within the next 18 years with a majority maturing in less than one year. As noted under "Prospectus Supplement Summary—MB Financial, Inc.," concurrently with the offering of the depositary shares, the Bank is conducting an underwritten offering of subordinated notes in order to provide the Bank with an additional source of liquidity. Gross proceeds from the subordinated notes offering, when completed, will be $175.0 million. In addition, the Preferred Stock may be fully subordinated to the interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the "orderly liquidation authority" provisions of the Dodd-Frank Act.

              Our existing and future indebtedness may restrict payment of dividends on the Preferred Stock. In this regard, the terms of our outstanding junior subordinated notes issued to capital trusts prohibit us from declaring or paying any dividends or distributions on our common or preferred stock, including the Preferred Stock, or redeeming, purchasing, acquiring, or making a liquidation payment on our common or preferred stock, including the Preferred Stock, if an event of default under the applicable indenture governing those junior subordinated notes has occurred and is continuing or at any time when we have deferred payment of interest on those junior subordinated notes.

              Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of preferred stock like the Preferred Stock, (1) dividends are payable only if declared by our board of directors or a duly authorized committee of our board of directors, (2) dividends do not cumulate if they are not declared and (3) as noted in the immediately preceding risk factor, as a Maryland corporation we are subject to legal limitations on our ability to pay dividends. Further, the Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to under "Description of the Preferred Stock—Voting Rights."

The Preferred Stock may be junior in rights and preferences to our future preferred stock.

              We may in the future create and issue additional shares of preferred stock ranking senior to the Preferred Stock as to dividends and/or distribution of assets upon our liquidation, dissolution or winding up with the requisite consent of the holders of the Preferred Stock and other parity stock entitled to vote thereon. The terms of any of our future preferred stock which by its terms is expressly senior to the Preferred Stock may restrict dividend payments on the Preferred Stock. This could result in dividends on the Preferred Stock not being paid.

Dividends on the Preferred Stock are discretionary and non-cumulative.

              Dividends on the Preferred Stock will be discretionary and noncumulative. If our board of directors (or any duly authorized committee of the board) does not authorize and declare a dividend on the Preferred Stock for any dividend period, holders of the depositary shares will not be entitled to receive any dividend for that dividend period, and the unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for that period if our board of directors or a duly authorized committee of our board of directors has not declared a dividend before the related dividend payment date, whether or not dividends on the Preferred Stock or any other series of our preferred stock or our common stock are declared for any future dividend period. Additionally, under the Federal Reserve's capital rules, dividends on the Preferred Stock may only be paid out of our net income, retained earnings or surplus related to other additional Tier 1 capital instruments.

              Additionally, when dividends are not paid in full on shares of the Preferred Stock and any parity stock, all dividends declared on shares of the Preferred Stock and any parity stock for payment on such dividend payment date will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the Preferred Stock, and accrued dividends, including any accumulations, if any, on parity stock, bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Preferred Stock.

Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

              The Preferred Stock is a perpetual equity security. This means that the Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors, including the holders of the depositary shares offered by this prospectus supplement. The Preferred Stock may be redeemed by us at our option, (1) either in whole or in part, on any dividend payment date on or after November 25, 2022, or (2) in whole but not in part, at any time within 90 days following a regulatory capital treatment event. In addition, our right to redeem the Preferred Stock is subject to limitations established by the Federal Reserve's risk-based capital guidelines applicable to bank holding companies, and under current regulatory rules and regulations we would need prior regulatory approval to redeem the Preferred Stock. We cannot assure you that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose. Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

We may be able to redeem the Preferred Stock at any time following a "regulatory capital treatment event."

              By its terms, the Preferred Stock may be redeemed by us upon the occurrence of certain events involving the capital treatment of the Preferred Stock. In particular, upon our determination that an event has occurred that would constitute a "regulatory capital treatment event," we may, at our option, redeem in whole, but not in part, the shares of Preferred Stock, subject to the approval of the Federal

Reserve. See "Description of the Preferred Stock—Optional Redemption Following a Regulatory Capital Treatment Event."

              The terms of the Preferred Stock have been established to satisfy the criteria for "tier 1 capital" instruments set forth in the Federal Reserve's Basel III-based capital rules applicable to bank holding companies (the "Capital Rules"). However, it is possible that the Preferred Stock may not satisfy the criteria for tier 1 capital instruments set forth in the Capital Rules as a result of official administrative or judicial decisions, actions or pronouncements interpreting those rules and announced after the issuance of the Preferred Stock, or as a result of future changes in law or regulation. A "regulatory capital treatment event," such as a change or proposed change in law or regulation after the original issue date with respect to whether the Preferred Stock qualifies as a tier 1 capital instrument, could occur, which would give us the right, at any time within 90 days following such event, subject to prior approval of the Federal Reserve, to redeem the Preferred Stock in accordance with its terms at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Our right to redeem the Preferred Stock is subject to certain limitations, including any required prior approval of the Federal Reserve.

              Our right to redeem the Preferred Stock is subject to limitations. Under the Capital Rules, any redemption of the Preferred Stock is subject to prior approval of the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose. We understand that the factors that Federal Reserve will consider in evaluating a proposed redemption include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, the capital plans (to the extent we may be required to submit such plans in the future) and stress tests we submit to the Federal Reserve and our ability to meet and exceed minimum regulatory capital ratios under baseline and stressed conditions, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

Holders of the Preferred Stock and the depositary shares will have limited voting rights.

              Holders of the Preferred Stock, and therefore holders of the depository shares, have no voting rights, except with respect to authorizing or increasing the authorized amount of senior stock, certain share exchanges, reclassifications, mergers or consolidations, certain changes in the terms of the Preferred Stock and in the case of certain dividend nonpayments, as described under "Description of the Preferred Stock—Voting Rights." Holders of depositary shares would instruct the depositary how to vote the shares of Preferred Stock in such circumstances based, in the case of each holder of depositary shares, on the proportional rights in the Preferred Stock represented by such holder's depositary shares.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

              There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market prices of the depositary shares. Factors that might influence the market prices of the depositary shares include:

  •
  whether we declare or fail to declare dividends on the Preferred Stock from time to time;

  •
  our creditworthiness;

  •
  interest rates;

  •
  developments with respect to financial institutions generally;

  •
  the market for similar securities; and

  •
  economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

              Accordingly, the depositary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their purchase price.

We cannot assure you that a liquid trading market for the depositary shares will develop.

              The depositary shares are a new issue of securities for the Company with no established trading market. We have applied to list the depositary shares on the NASDAQ Global Select Market. While we expect trading of the depositary shares on the NASDAQ Global Select Market to begin within the 30-day period after the initial issuance of the depositary shares, there is no guarantee that we will be able to list the depositary shares. Even if the depositary shares are listed, there may be little or no secondary market for the depositary shares and such market may not provide sufficient liquidity. Because the depositary shares do not have a stated maturity date, investors seeking liquidity will need to rely on the secondary market. We cannot assure you that a liquid trading market for the depositary shares will develop, that you will be able to sell your depositary shares at a particular time or that the price you receive when you sell will be favorable. Even if a secondary market for the depositary shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. We do not expect that there will be any separate public trading market for the shares of the Preferred Stock except as represented by the depositary shares.

A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the depositary shares and the Preferred Stock, could cause the liquidity or trading price of the depositary shares to decline significantly.

              Real or anticipated changes in the credit ratings assigned to the depositary shares, the Preferred Stock or our credit ratings generally could affect the trading price of the depositary shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Preferred Stock and depositary shares, based on their overall view of our industry.

              A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the depositary shares, the Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the depositary shares to decline significantly.

Holders of depositary shares may be unable to use the dividends received deduction.

              Distributions paid to corporate U.S. holders of the depositary shares out of dividends on the Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Preferred Stock to qualify, in whole or in part, as dividends for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations." If any distributions on the Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the depositary shares may decline.

Offerings of debt, which are senior to our Preferred Stock upon liquidation, or other senior equity securities may adversely affect the amounts potentially payable in respect of the Preferred Stock upon liquidation.

              We may desire or, as a regulated financial institution, be required in the future to increase our capital resources or liquidity through additional offerings of debt or equity securities, including senior or subordinated notes, preferred stock and common stock. Upon liquidation, holders of our debt securities, including the junior subordinated notes issued to capital trusts, lenders with respect to other borrowings and holders of any future preferred stock ranking senior to the Preferred Stock will receive distributions of our available assets prior to the holders of our Preferred Stock and depositary shares, and holders of our Series A Preferred Stock, to the extent then outstanding, and any future preferred stock ranking on parity with the Preferred Stock as to liquidation will share ratably in any distributions upon liquidation, thereby reducing the amounts potentially payable in respect of the Preferred Stock upon liquidation.

Additional issuances of preferred stock or securities convertible into preferred stock may dilute existing holders of the depositary shares and affect the market price of the depositary shares.

              We may, in the future, determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time generally without any action on the part of the stockholders, including issuing additional shares of Preferred Stock or additional depositary shares (subject to the approval rights of depository shares representing interests in the Preferred Stock described below).

              The market price of the depositary shares could decline, and the voting power of the Preferred Stock or depositary shares could be adversely affected, as a result of these other offerings. Although the approval of holders of depositary shares representing interests in the Preferred Stock will be required to issue any equity security ranking senior to the Preferred Stock, if we issue preferred stock in the future that has preference over, or is equal in preference to, the Preferred Stock with respect to the payment of dividends or upon liquidation, the rights of holders of the Preferred Stock and the depositary shares or the market price of the depositary shares could be adversely affected. Holders of the Preferred Stock and the depositary shares are not entitled to preemptive rights or other protections against dilution.

USE OF PROCEEDS

              We estimate that the net proceeds of this offering will be approximately $194.4 million, after deducting underwriting commissions and expenses. We intend to use the net proceeds from this offering to fund the redemption of some or all of the 4,000,000 outstanding shares of our Series A Preferred Stock, at a per share redemption price of $25 plus the per share amount of any dividends that have been declared but not paid prior to the redemption date, and for general corporate purposes, which may include the repayment of indebtedness. We must obtain the approval of the Federal Reserve to redeem our Series A Preferred Stock.

 CAPITALIZATION

              The following table shows the consolidated capitalization of the Company and its subsidiaries as of September 30, 2017:

  •
  on an actual basis;

  •
  as adjusted to give effect to:

  •
  the proceeds of $194.4 million from the depositary shares offered hereby, net of underwriting discounts and commissions and estimated expenses paid by us; and

  •
  the redemption in full of the Series A Preferred Stock, should the proceeds of this offering be sufficient to do so and should we elect to do so; and

  •
  as further adjusted to give effect to the expected receipt of $172.8 million of net proceeds from the offering of subordinated notes by the Bank, net of discounts and estimated expenses.

              The following table should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	September 30, 2017 (In thousands of dollars)
	Actual	As Adjusted for this Offering(1)	As Adjusted for this Offering and the Subordinated Debt Offering of the Bank(1)
Cash and cash equivalents	$443,716	$538,164	$710,914
Short-term debt
FHLB advances	$1,400,000	$1,400,000	$1,400,000
Other short-term borrowings	465,415	465,415	465,415

Total short-term debt	$1,865,415	$1,865,415	$1,865,415
Long-term debt
FHLB advances	$306,367	$306,367	$306,367
Notes payable	88,348	88,348	88,348
Term note	11,000	11,000	11,000
Junior subordinated notes	211,289	211,289	211,289
Subordinated debt issued by the Bank in concurrent offering	—	—	172,750

Total long-term debt	$617,004	$617,004	$789,754
Stockholders' equity
Preferred stock, $0.01 par value per share, 10,000,000 shares authorized, 4,000,000 shares issued and outstanding at September 30, 2017 (200,000 shares outstanding, as adjusted for this offering)	$115,280	$194,448	$194,448
Common stock, $0.01 par value per share, 120,000,000 shares authorized, 85,765,314 shares issued and 83,887,097shares outstanding at September 30, 2017	858	858	858
Additional paid-in capital	1,685,971	1,685,971	1,685,971
Retained earnings	940,948	956,228	956,228
Treasury stock, at cost (1,878,217 shares at September 30, 2017)	(60,737)	(60,737)	(60,737)
Accumulated other comprehensive income	9,772	9,772	9,772

Total stockholders' equity	$2,692,092	$2,786,540	$2,786,540

Total capitalization	$5,174,511	$5,268,959	$5,441,709

(1)
Including the use of proceeds from this offering to redeem our Series A Preferred Stock in full, should the proceeds be sufficient to do so and should we elect to do so.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

              The historical ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements of the Company and its consolidated subsidiaries for the periods indicated are set forth in the table below. As of September 30, 2017, we had 4,000,000 shares of Series A Preferred Stock outstanding, with a liquidation preference of $25 per share. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing (i) income from continuing operations before income taxes and fixed charges by (ii) the sum of total fixed charges and (pre-tax) preferred stock dividend requirements. For purposes of computing these ratios, (i) fixed charges excluding interest on deposits represents interest expense on short-term and long-term borrowings and junior subordinated notes issued to capital trusts and an estimate of the interest component of rental expense and (ii) fixed charges including interest on deposits represents interest on deposits plus interest expense on short-term and long-term borrowings and junior subordinated notes issued to capital trusts and an estimate of the interest component of rental expense. The information presented in the table below is historical and is not adjusted for the Preferred Stock issued in connection with this offering.

	Nine months ended September 30,		Year ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges:
Excluding interest on deposits	10.34x	16.12x	15.61x	20.43x	13.62x	18.46x	10.02x
Including interest on deposits	5.39x	7.04x	6.90x	8.35x	5.60x	6.08x	3.86x
Ratio of earnings to combined fixed charges and preferred stock dividends:
Excluding interest on deposits	7.32x	8.86x	8.84x	9.68x	8.08x	18.46x	7.21x
Including interest on deposits	4.52x	5.31x	5.27x	5.88x	4.48x	6.08x	3.44x

Pro Forma Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

              Because a portion of the proceeds of this offering are intended to be used to redeem our Series A Preferred Stock and our ratio of earnings to combined fixed charges and preferred stock dividends would change by ten percent or more if the proceeds are applied in this manner, we are presenting below pro forma ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated. These pro forma ratios reflect the net change in preferred stock dividends resulting from the redemption of all outstanding shares of the Series A Preferred Stock, which have an aggregate liquidation amount of $100.0 million and an annual dividend rate of 8.00%, and the issuance of $100.0 million (of the $200.0 million total) in liquidation amount of Preferred Stock in connection with this offering, which has an annual dividend rate of 6.00%.

Ratios of earnings to combined fixed
charges and preferred stock dividends:

Pro forma
	Nine months ended September 30, 2017	Year ended December 31, 2016
Excluding interest on deposits	7.89x	9.92x
Including interest on deposits	4.71x	5.60x

 DESCRIPTION OF THE PREFERRED STOCK

General

              The depositary will be the sole holder of the Preferred Stock, as described under "Description of the Depositary Shares," and all references in this prospectus supplement to the holders of the Preferred Stock shall mean the depositary. However, the holders of the depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Preferred Stock, as described under "Description of the Depositary Shares."

              The following is a brief description of the material terms of the Preferred Stock. The following summary of the terms and provisions of the Preferred Stock does not purport to be complete in all respects, and is qualified in its entirety by reference to the pertinent sections of our charter, including the articles supplementary to our charter containing the Preferred Stock, copies of which are available upon request from us, and the applicable provisions of the Maryland General Corporation Law and federal law governing bank holding companies.

              Under our charter, we have authority to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share. Our board of directors (or a duly authorized committee of the board) is authorized without further stockholder action to cause the issuance of shares of preferred stock, including the Preferred Stock. Any additional preferred stock may be issued from time to time in one or more series, each with powers, rights, preferences, qualifications, limitations, restrictions, dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights and other rights as our board (or a duly authorized committee of the board) may determine prior to the time of issuance. Prior to the issuance of the Preferred Stock, we will have filed the articles supplementary with respect to the Preferred Stock with the Department of Assessments and Taxation of the State of Maryland. As of the date of this prospectus supplement, we had 4,000,000 shares of Series A Preferred Stock outstanding.

              The Preferred Stock is a single series of our authorized preferred stock. We are offering 8,000,000 depositary shares, representing 200,000 shares of the Preferred Stock by this prospectus supplement and the accompanying prospectus. Shares of the Preferred Stock, upon issuance against full payment of the purchase price for the depositary shares, will be fully paid and nonassessable. The depositary will be the sole holder of shares of the Preferred Stock. The holders of depositary shares will be required to exercise their proportional rights in the Preferred Stock through the depositary, as described in "Description of the Depositary Shares."

              The Preferred Stock will not be convertible into, or exchangeable for, shares of common stock or any other class or series of stock or other securities of the Company. The Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Preferred Stock. The Preferred Stock will not be insured or guaranteed by the FDIC or any other government agency or instrumentality.

              We reserve the right to re-open this series and issue additional shares of Preferred Stock and related depositary shares either through public or private sales at any time and from time to time. The additional shares of Preferred Stock and related depositary shares would be deemed to form a single series with the Preferred Stock and the depositary shares, respectively, offered by this prospectus supplement.

Ranking

              With respect to the payment of dividends and distributions of assets upon our liquidation, dissolution or winding-up, shares of the Preferred Stock will rank:

  •
  senior to our common stock and all other junior stock;

  •
  equally with each other series of parity stock, including our Series A Preferred Stock and any other class or series of stock we may issue in the future that, by its terms, ranks equally to the Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company; and

  •
  junior to any class or series of stock we may issue in the future that ranks senior to the Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, and to all of our existing and future debt obligations.

              As used in this prospectus supplement, "junior stock" means our common stock and any other class or series of stock of the Company hereafter authorized over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

              As used in this prospectus supplement, "parity stock" means any other class or series of stock of the Company that ranks on parity with the Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.

Dividends Generally

              Dividends on the Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend for any future dividend period with respect to the Preferred Stock or any other class or series of our preferred stock. Holders of Preferred Stock will be entitled to receive, when, as and if declared by our board of directors or a duly authorized committee of our board of directors, out of assets legally available for the payment of dividends under Maryland law, non-cumulative cash dividends based on the liquidation preference of the Preferred Stock at a rate equal to 6.00% per annum for each quarterly dividend period from the original issue date of the Preferred Stock to, but excluding, the redemption date of the Preferred Stock, if any.

              If declared by our board of directors or a duly authorized committee of our board of directors, we will pay dividends on the Preferred Stock quarterly, in arrears, on February 25, May 25, August 25 and November 25 of each year, each such date referred to as a dividend payment date, beginning on February 25, 2018. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid. A business day means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York, or Chicago, Illinois are closed.

              If declared, dividends will be payable to holders of record of Preferred Stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 days before the applicable payment date, as shall be fixed by our board of directors or a duly authorized committee of our board of directors. The corresponding record dates for the depositary shares will be the same as the record dates for the Preferred Stock.

              A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Preferred Stock and will end on and include February 25, 2018. Dividends payable on the Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, as described under "—Redemption," unless we default in the payment of the redemption price of the shares of the Preferred Stock called for redemption.

              Notwithstanding any other provision hereof, dividends on the Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with the laws and regulations applicable thereto, including applicable capital adequacy guidelines.

Restrictions on Dividends

              So long as any share of Preferred Stock remains outstanding, (1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any rights under any such plan); (2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the most recently completed dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and (3) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the most recently completed dividend period on all outstanding shares of the Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

              When dividends are not paid in full upon the shares of the Preferred Stock and any parity stock, all dividends declared upon shares of the Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends on the Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other for the then-current dividend period on the Preferred Stock.

              Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of our board of directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

Optional Redemption Generally

              The Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem shares of the Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after November 25, 2022, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of Preferred Stock called for redemption, to but excluding the redemption date. Neither the holders of Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Preferred Stock. Redemption of the Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve applicable to the redemption of the Preferred Stock.

Optional Redemption Following a Regulatory Capital Treatment Event

              We may redeem shares of the Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, on the shares of Preferred Stock called for redemption, to but excluding the redemption date. A regulatory capital treatment event means the good faith determination by the Company that, as a result of (1) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Preferred Stock; (2) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Preferred Stock; or (3) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation value of the shares of Preferred Stock then outstanding as "Tier 1 Capital" (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Q (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Preferred Stock is outstanding. Redemption of the Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital regulations or guidelines of the Federal Reserve applicable to the redemption of the Preferred Stock.

Redemption Procedures

              If shares of the Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Preferred Stock are held in book-entry form through The Depository Trust Company ("DTC"), we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

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  the redemption date;

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  the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Preferred Stock to be redeemed from the holder;

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  the redemption price;

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  the place or places where the certificates evidencing shares of Preferred Stock are to be surrendered for payment of the redemption price; and

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  that dividends on the shares to be redeemed will cease to accrue on the redemption date.

              If notice of redemption of any shares of Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Preferred Stock, such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends, to but excluding the redemption date. See "Description of the Depositary Shares" below for information about redemption of the depositary shares relating to the Preferred Stock.

              In case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot and in accordance with DTC procedures. Subject to the provisions hereof, our board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of Preferred Stock shall be redeemed from time to time.

              Under the Federal Reserve's current risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval by the Federal Reserve. See "Risk Factors—Investors should not expect the Company to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable." Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.

Liquidation Rights

              In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock are entitled to receive a liquidating distribution of $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without regard to, or accumulation of, any undeclared dividends, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Stock, and before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Preferred Stock. Holders of the Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution. In addition, the Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the "orderly liquidation authority" provisions of the Dodd-Frank Act.

              In any such distribution, if our assets are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Preferred Stock and all holders of parity stock as to such distribution with the Preferred Stock, the amounts paid to the holders of Preferred Stock and any parity stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Preferred Stock and any parity stock, the holders of our junior stock shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

              For purposes of this section, the merger or consolidation of the Company with any other entity, including a merger or consolidation in which the holders of Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of our assets for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Company.

              Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Preferred Stock, to participate in the assets of any of our subsidiaries upon that subsidiary's liquidation or recapitalization may be subject to the prior claims of that subsidiary's creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights

              Except as provided below or as expressly required by applicable law, the holders of the Preferred Stock will have no voting rights.

Right to Elect Two Directors upon Nonpayment

              Whenever dividends payable on the shares of Preferred Stock have not been paid in an aggregate amount equal to full dividends for six or more quarterly dividend periods, whether or not consecutive (we refer to such occurrence as a Nonpayment Event), the authorized number of our directors will automatically be increased by two. The holders of the Preferred Stock will have the right, together with holders of any other series of preferred stock on which similar voting rights have been conferred and are exercisable with respect to the matter (i.e., on which dividends likewise have not been paid) (which we refer to as Voting Parity Stock), voting together as a single class in proportion to their respective liquidation preferences, by a plurality of the votes cast, to elect two directors (which we refer to as Preferred Stock Directors) to fill such newly created directorships, but only if the election of any such Preferred Stock Director would not cause us to violate the corporate governance requirement of the NASDAQ Stock Market (or any other exchange on which our securities may be listed or traded) that listed or traded companies must have a majority of independent directors. Our board of directors shall at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of Voting Parity Stock are entitled to elect pursuant to voting rights.

              In the event that the holders of Preferred Stock and any Voting Parity Stock shall be entitled to vote for the election of Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected at a special meeting called at the request of record holders owning shares representing at least 20% of the combined liquidation preference of all shares of Preferred Stock and each series of Voting Parity Stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (unless the request for a special meeting is received less than 90 days before the date fixed for our next annual or special meeting of our stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and subsequently at each annual meeting of our stockholders. Any request to call a special meeting for the initial election of Preferred Stock Directors after a Nonpayment Event must be made by written notice, signed by the requisite holders of Preferred Stock and/or Voting Parity Stock, and delivered to our Corporate Secretary in person, by first class mail or in any other manner permitted by our charter or bylaws or by applicable law. If our Corporate Secretary fails to call a special meeting for the election of Preferred Stock Directors within 20 days of receiving proper notice, any holder of Preferred Stock may call such a meeting at our expense solely for the election of Preferred Stock Directors. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our stockholders if such office shall not have been previously terminated as below provided.

              Any Preferred Stock Director may be removed at any time without cause by the holders of record of shares of Preferred Stock and Voting Parity Stock representing at least a majority of the combined liquidation preference of the Preferred Stock and each series of Voting Parity Stock then outstanding, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). If any vacancy occurs among the Preferred Stock Directors, a successor will be elected by the then-remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a plurality of the votes cast by the holders of the outstanding shares of Preferred Stock and Voting Parity Stock, when they have the voting rights described above (voting together as a single class in proportion to their respective liquidation preferences). The Preferred Stock Directors will be entitled to one vote per director on any matter that shall come before our board of directors for a vote.

              When dividends have been paid in full on the Preferred Stock for at least four consecutive quarterly dividend periods, then the right of the holders of Preferred Stock to elect Preferred Stock Directors shall terminate (but will revest upon the occurrence of any future Nonpayment Event), and, if and when any rights of the holders of Preferred Stock and Voting Parity Stock to elect Preferred Stock Directors have terminated, the terms of office of all Preferred Stock Directors will immediately terminate, and the number of directors constituting our board of directors will automatically be reduced accordingly.

              Under regulations and interpretations adopted by the Federal Reserve and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a "controlling influence" over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

Other Voting Rights

              So long as any shares of the Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Preferred Stock, voting separately as a class, shall be required to:

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  amend, alter or repeal the provisions of our charter (including the articles supplementary creating the Preferred Stock), or our bylaws, whether by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or special rights of the Preferred Stock; provided, that any of the following will not be deemed to adversely affect such powers, preferences, privileges or special rights:

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  increases in the amount of the authorized common stock or, except as provided below, preferred stock;

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  increases or decreases in the number of shares of any series of preferred stock ranking equally with or junior to the Preferred Stock; or

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  the authorization, creation and issuance of other classes or series of capital stock (or securities convertible or exchangeable into such capital stock) ranking equally with or junior to the Preferred Stock;

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  amend or alter our charter to authorize or increase the authorized amount of or issue shares of any class or series of senior stock, or reclassify any of our authorized capital stock into any such shares of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock; or

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  consummate a binding share exchange, a reclassification involving the Preferred Stock or a merger or consolidation of us with or into another entity; provided, however, that the holders of Preferred Stock will have no right to vote under this provision if in each case:

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  the Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, is converted into or exchanged for preferred securities of the surviving or resulting entity (or its ultimate parent); and

    •
    the Preferred Stock remaining outstanding or the new preferred securities, as the case may be, have such powers, preferences and special rights as are not materially less favorable to the holders thereof than the powers, preferences and special rights of the Preferred Stock, taken as a whole.

              Except as described above, each holder of Preferred Stock will have one vote per share on any matter on which holders of Preferred Stock are entitled to vote. The holders of Preferred Stock will have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in our charter, of the Preferred Stock.

              As used in this section, "senior stock" means any class or series of stock of the Company ranking senior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company. As of the date of this prospectus supplement, there is no existing senior stock.

              The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed or called for redemption in accordance with the provisions described above upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Preferred Stock to effect such redemption.

Preemptive and Conversion Rights

              The holders of the Preferred Stock do not have any preemptive or conversion rights.

Depositary, Transfer Agent and Registrar

              Computershare Inc. and Computershare Trust Company, N.A. will be the depositary, and Computershare Trust Company, N.A. will be the transfer agent and registrar, for the Preferred Stock.

DESCRIPTION OF THE DEPOSITARY SHARES

              We are issuing depositary shares representing proportional fractional interests in shares of the Preferred Stock. Each depositary share represents a 1/40th interest in a share of the Preferred Stock, and will be evidenced by depositary receipts. We will deposit the underlying shares of the Preferred Stock with a depositary pursuant to a deposit agreement among us, Computershare Inc. and Computershare Trust Company, N.A., collectively acting as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

              In this prospectus supplement, references to "holders" of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in "Book-Entry Issuance."

              Immediately following the issuance of the Preferred Stock, we will deposit the Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in "Incorporation by Reference."

              If we reopen the series and issue additional shares of Preferred Stock, we would issue additional depositary shares representing such Preferred Stock. The additional depositary shares would form a single series with the depositary shares offered hereby.

Dividends and Other Distributions

              Each dividend payable on a depositary share will be in an amount equal to 1/40th of the dividend declared and payable on the related share of the Preferred Stock.

              The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares relating to the underlying Preferred Stock in proportion to the number of depositary shares held by the holders. If the Company makes a distribution other than in cash, the depositary will distribute any securities or property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the securities or property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

              Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.

              The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any depositary shares or the shares of the Preferred Stock until such taxes or other governmental charges are paid.

Redemption of Depositary Shares

              If we redeem the Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/40th of the redemption price per share payable with respect to the Preferred Stock (or $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to but excluding the applicable redemption date.

              Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot. The depositary will mail notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Preferred Stock and the related depositary shares.

Voting the Preferred Stock

              Because each depositary share represents a 1/40th interest in a share of the Preferred Stock, holders of depositary receipts will be entitled to 1/40th of a vote per depositary share under those limited circumstances in which holders of the Preferred Stock are entitled to a vote.

              When the depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder's depositary shares. To the extent possible, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Preferred Stock, it will not vote the amount of the Preferred Stock represented by such depositary shares.

Charges of Depositary; Taxes and Other Governmental Charges

              We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the depositary shares, all withdrawals of shares of Preferred Stock by holders of depositary shares and any redemption or exchange of the Preferred Stock at our option. All other transfer and other taxes and governmental charges will be at the expense of holders of depositary shares. If, at the request of a holder of depositary receipts, the depositary incurs charges or expenses for which we are not otherwise liable under the deposit agreement, such holder will be liable for such charges and expenses. The depositary may, at its sole option, require a holder of a depositary receipt to prepay the depositary any charge or expense the depositary has been asked to incur at the request of such holder.

Amendment and Termination of the Deposit Agreement

              The form of depositary receipt and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective against the holders of depositary receipts unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

              The deposit agreement may be terminated by us or the depositary if (i) all outstanding depositary shares have been redeemed, (ii) there shall have been made a final distribution in respect of the Preferred Stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts in accordance with the deposit agreement, or (iii) upon the consent of holders of depositary receipts representing in the aggregate not less than a majority of the depositary shares outstanding. In addition, either we or the depositary may terminate the deposit agreement at any time upon a material breach of the deposit agreement by the other that is not timely cured.

Listing

              We have applied to list the depositary shares on the NASDAQ Global Select Market under the symbol "MBFIO." If the application is approved, trading of the depositary shares on the NASDAQ Global Select Market is expected to commence within 30 days after they are first issued.

Depositary, Transfer Agent and Registrar

              Computershare Inc. and Computershare Trust Company, N.A. will be the depositary, and Computershare Trust Company, N.A. will be the transfer agent and registrar, for the depositary shares.

Form of Preferred Stock and Depositary Shares

              The depositary shares shall be issued in book-entry form through DTC, as described in "Book-Entry Issuance." The Preferred Stock will be issued in registered form to the depositary.

BOOK-ENTRY ISSUANCE

              We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of CEDE & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC, and deposit the global depositary receipts with the depositary.

              Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. In order to own a beneficial interest in a depositary receipt, you must be an organization that participates in DTC or have an account with an organization that participates in DTC, including Euroclear and Clearstream. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in U.S. depositaries names on the books of DTC.

              As long as DTC or its nominee is the registered owner of the global depositary receipts, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global depositary receipts and all depositary shares represented by these depositary receipts for all purposes under the instruments governing the rights and obligations of holders of depositary shares. Except in the limited circumstances referred to above, owners of beneficial interests in global depositary receipts:

  •
  will not be entitled to have such global depositary receipts or the depositary shares represented by these receipts registered in their names;

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  will not receive or be entitled to receive physical delivery of depositary receipts in exchange for beneficial interests in the global depositary receipts; and

  •
  will not be considered to be owners or holders of the global depositary receipts or the depositary shares represented by these receipts for any purpose under the instruments governing the rights and obligations of holders of depositary shares.

              Accordingly, each person owning a beneficial interest in the depositary receipts must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise any rights of a holder of depositary shares.

              As long as the depositary shares are represented by the global depositary receipts, we will pay dividends on the Preferred Stock represented by the depositary shares to or as directed by DTC as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor our agent will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC and its participants.

              If we discontinue the book-entry only form system of registration, we will replace the global depositary receipt with depositary receipts.

              DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform

Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC's participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at http://www.dtcc.com.

              Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream's participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

              Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the under contract with Euroclear plc, a U.K. corporation). Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Settlement

              As long as the depositary shares are represented by a global depositary receipt registered in the name of DTC, or its nominee, the depositary shares will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the depositary shares to settle in immediately available funds. This requirement may affect trading activity in the depositary shares. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

              Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Notices

              So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of depositary shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

              The following is a general discussion of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares. This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, referred to herein as the Code, applicable U.S. Treasury regulations promulgated under the Code, judicial decisions and administrative rulings and published positions of the United States Internal Revenue Service ("IRS"), each as in effect as of the date of this prospectus supplement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth herein. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, and any state, local or foreign tax consequences, nor does it address any U.S. federal tax considerations other than those pertaining to the U.S. federal income tax.

              The discussion is limited to taxpayers who will hold the depositary shares as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment) and who purchase the depositary shares in the initial offering at the initial offering price. Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to holders of depositary shares in light of their particular circumstances and does not apply to taxpayers subject to special rules under the U.S. federal income tax laws, including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or investors in such entities, dealers in securities, commodities or currencies, mutual funds, regulated investment companies, real estate investment trusts, "controlled foreign corporations," "passive foreign investment companies," U.S. holders (as defined below) whose "functional currency" is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that purchase or dispose of depositary shares as part of a wash sale and persons that will hold the depositary shares as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor.

              The remainder of this discussion assumes that beneficial owners of depositary shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes.

              If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding depositary shares should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of the depositary shares.

              THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES. PROSPECTIVE HOLDERS OF THE DEPOSITARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, FOREIGN INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF THE DEPOSITARY SHARES.

U.S. HOLDERS

              The discussion in this section is addressed to a U.S. holder, which for this purpose means a beneficial owner of depositary shares that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Distributions

              Distributions with respect to the depositary shares will be taxable as dividend income to the extent paid out of our current or accumulated earnings and profits for U.S. federal income tax purposes. Although we presently have current and accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future years for distributions paid on the depositary shares to be treated as dividend income. You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the depositary shares is greater than or equal to the amount of such distribution. However, you would be required to reduce your tax basis (but not below zero) in the depositary shares by the amount of such distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the depositary shares. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.

              A corporate U.S. holder may not be entitled to take the 70% dividends-received deduction in all circumstances and, even if they are so entitled, may be subject to special rules in respect of their ownership of the depositary shares.

              Corporate U.S. holders should consult their tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the dividends-received deduction and with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to their ownership or disposition of the depositary shares in their particular circumstances.

Dispositions

              A U.S. holder will generally recognize capital gain or loss on a sale or exchange or other taxable disposition (other than a redemption) of the depositary shares in an amount equal to the difference, if any, between (1) the amount realized upon the sale or exchange and (2) such U.S. holder's adjusted tax basis in the depositary shares sold or exchanged. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the holder has a holding period greater than one year. The deductibility of capital losses is subject to limitations.

              If we redeem depositary shares held by a U.S. holder, it generally would be a taxable event. A U.S. holder would be treated as if it had sold or exchanged its depositary shares in a taxable transaction if the redemption:

  •
  results in a complete termination of the U.S. holder's stock interest in us;

  •
  is substantially disproportionate with respect to the U.S. holder; or

  •
  is not essentially equivalent to a dividend with respect to the U.S. holder.

              In determining whether any of these tests has been met, shares of stock considered to be owned by a U.S. holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account.

              If we redeem depositary shares in a redemption that meets one of the tests described above, a U.S. holder generally would recognize taxable gain or loss equal to the difference, if any, between (1) the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received and (2) such U.S. holder's adjusted tax basis in the depositary shares redeemed. This gain or loss would be long-term capital gain or capital loss if the U.S. holder has held the depositary shares for more than one year.

              If a redemption does not meet any of the tests described above, the U.S. holder generally would be taxed on the cash and fair market value of the property (other than stock of us or a successor to us) received as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce the U.S. holder's tax basis in the depositary shares and, if the basis is reduced to zero, thereafter would be treated as capital gain. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, U.S. holders should consult with their own tax advisor regarding the allocation of their basis in the redeemed and remaining depositary shares.

Information Reporting and Backup Withholding on U.S. Holders

              Dividend payments or other taxable distributions made to U.S. holders with respect to their depositary shares, as well as the payment of proceeds from the sale or redemption of a U.S. holder's depositary shares that are made within the United States, will generally be subject to information reporting. Additionally, such payments may be subject to backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return IRS Form W-9 or an acceptable substitute, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding.

              If a U.S. holder sells its depositary shares outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to such U.S. holder outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting will apply to a payment of sales proceeds, even if that payment is made outside the United States, if a U.S. holder sells its depositary shares through a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

              Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder's U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

NON-U.S. HOLDERS

              The discussion in this section is addressed to a non-U.S. holder, which, for this purpose, means a beneficial owner of depositary shares that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder.

Dividends

              Except as described below, dividends (for U.S. federal income tax purposes) paid to a non-U.S. holder in respect of depositary shares generally will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless such dividends are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States). In order to claim the benefits of an applicable income tax treaty, a non-U.S. holder generally must furnish us or other payor with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) prior to the distribution date. Non-U.S. holders eligible for a reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

              Dividends (for U.S. federal income tax purposes) paid to a non-U.S. holder that are effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

Dispositions

              Subject to the discussion below under "—Information Reporting and Backup Withholding on Non-U.S. Holders" and "—Withholding on Payments to Certain Foreign Entities," a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of depositary shares unless:

  •
  the gain is "effectively connected" with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

  •
  we are or have been a U.S. real property holding corporation ("USRPHC"), for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of the disposition and the non-U.S. holder's holding period and the non-U.S. holder held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the relevant class of Preferred Stock underlying the depositary shares and is not eligible for any treaty exemption.

              Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its "effectively connected earnings and profits" for the taxable year, subject to certain adjustments.

              Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

              We have not been, are not and do not anticipate becoming a USRPHC for U.S. federal income tax purposes.

              As discussed above under "U.S. Holders—Dispositions," an amount paid to a holder of depositary shares in connection with a redemption of the depositary shares may, under certain circumstances, be treated as a dividend. In that case, the payment would be subject to the rules for dividends described above under "Non-U.S. Holders—Dividends."

Information Reporting and Backup Withholding on Non-U.S. Holders

              Generally, we and other payors must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to a non-U.S. holder and the amount of tax, if any, withheld with respect to such dividends. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with such tax authorities.

              U.S. backup withholding tax (currently, at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Dividends paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides us or other payor with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form), or otherwise establishes an exemption.

              Under U.S. Treasury regulations, the payment of proceeds from the disposition of depositary shares by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless such non-U.S. holder provides a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) certifying such non-U.S. holder's non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of depositary shares by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless the non-U.S. holder provides a properly executed IRS Form W-8BEN (or other applicable IRS Form W-8) certifying the non-U.S. holder's non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

              Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Prospective investors should consult their own tax advisors regarding the application of these rules to their particular circumstances.

Withholding on Payments to Certain Foreign Entities

              The Foreign Account Tax Compliance Act ("FATCA") generally imposes a 30% U.S. federal withholding tax on dividends on, and, after December 31, 2018, gross proceeds from the sale or other disposition of, the depositary shares if paid to certain "foreign financial institutions" (as specifically defined in the Code) and certain other non-U.S. entities (whether such entity is the beneficial owner or an intermediary) unless either (i) the foreign entity is a "foreign financial institution" that undertakes certain due diligence, reporting, withholding and certification obligations, (ii) the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. An intergovernmental agreement between the United States and an applicable non-U.S. government may modify these rules.

              If withholding is required under FATCA on a payment related to the depositary shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective non-U.S. holders should consult with their own tax advisors regarding the possible implications of this legislation on their investment in the depositary shares.

              The foregoing discussion does not address all aspects of U.S. federal income taxation that may be relevant to investors in light of their particular circumstances and income tax situation. Investors should consult their own independent tax advisors as to the specific tax consequences that would result from their acquisition, ownership and disposition of our voting common stock, including the application and effect of state, local and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN ERISA CONSIDERATIONS

              A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended, referred to herein as ERISA, and each such plan referred to herein as a Plan, should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the depositary shares. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

              Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans, and any other plans that are subject to Section 4975 of the Code, also referred to herein as Plans, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan, unless an applicable statutory or administrative exemption is available. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and non-U.S. plans (as described in Section 4(b)(4) of ERISA), collectively referred to herein as Non-ERISA Arrangements, are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code, but may be subject to similar provisions under applicable federal, state, local, non-U.S., or other laws, collectively referred to herein as Similar Laws.

              Transactions involving MB Financial, Inc. could constitute prohibited transactions under ERISA and/or the Code for an ERISA Plan that acquires any of the depositary shares if the underlying assets held by MB Financial Bank are deemed to be plan assets. Section 3(42) of ERISA and Section 2510.3-101 of the U.S. Department of Labor's Regulations (the "Plan Asset Regulations") define the term "plan assets" for purposes of applying the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, when a plan acquires an "equity interest" in another entity, the underlying assets of that entity may be considered to be plan assets unless certain exceptions apply. Because the depositary shares are publicly-offered securities, the acquisition or holding of the depositary shares by or on behalf of an ERISA Plan should not cause the assets of MB Financial, Inc. to be treated as plan assets.

              The acquisition or holding of depositary shares by a Plan or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity, referred to herein as a Plan Asset Entity, with respect to which we or certain of our affiliates are or become a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the depositary shares are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of depositary shares. These exemptions include PTCE 84-14 and subsequent guidance (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than "adequate consideration" in connection with the transaction to the nonfiduciary service provider, referred to herein as the service provider exemption. Each of the above noted exemptions contains conditions and limitations on its application. As a result, there can be no assurance that all of the conditions of any such exemptions will be satisfied.

              Any purchaser or holder of depositary shares or any interest therein will be deemed to have represented by its purchase and holding of depositary shares offered hereby that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the depositary shares on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the

purchase and holding of the depositary shares will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

              The foregoing discussion is general in nature, is not intended to be all inclusive, and is based on laws in effect on the date hereof. Such discussion should not be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing depositary shares on behalf of or with the assets of any Plan, a Plan Asset Entity, or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of depositary shares have exclusive responsibility for ensuring that their purchase and holding of depositary shares do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any depositary shares to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by, or is appropriate for, any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

UNDERWRITING

              Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of depositary shares set forth opposite its name below.

Underwriter	Number of Depositary Shares
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	2,400,000
UBS Securities LLC	2,400,000
J.P. Morgan Securities LLC	1,600,000
Sandler O'Neill & Partners, L.P.	1,600,000

Total	8,000,000

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the depositary shares sold under the underwriting agreement if any of these depositary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or, in certain circumstances, the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the depositary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the depositary shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Delivery

              We expect that delivery of the depositary shares offered hereby will be made to investors on or about November 22, 2017, which will be the fifth business day following the date of this prospectus supplement (such settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the depositary shares initially will settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the depositary shares who wish to trade the depositary shares prior to their date of delivery hereunder should consult their advisors.

              The representatives of the underwriters have advised us that the underwriters propose initially to offer the depositary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $0.40 per share to certain brokers and dealers. After the initial offering, the public offering price, concession, reallowance or any other term of the offering may be changed.

              The following table shows the underwriting discounts and commissions in connection with this offering:

Paid by us
Per depositary share(1)	$0.6315
Total	$5,052,250

(1)
Rounded to four decimal places and reflects 4,340,000 depositary shares sold to institutional investors, for which the underwriting discount was $0.50 per depositary share ($2,170,000 in the aggregate), and 3,660,000 depositary shares sold to retail investors, for which the underwriting discount was $0.7875 per depositary share ($2,882,250 in the aggregate).

              The expenses of the offering, not including the underwriting discount, are estimated at approximately $500,000 and are payable by us. The underwriters have agreed to reimburse us for a portion of such expenses.

No Sales of Similar Securities

              We have agreed, for a period beginning on the date of the underwriting agreement and continuing to and including 30 days after the date of this prospectus supplement, that we will not, without the prior written consent of the representatives of the underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, the Preferred Stock or the depositary shares or any of our other securities which are substantially similar to the Preferred Stock or the depositary shares, including any securities convertible into or exchangeable for or representing the right to receive any such securities.

NASDAQ Stock Market

              We expect that the depositary shares will be listed on the NASDAQ Stock Market under the symbol "MBFIO." We can give no assurance as to development, maintenance or liquidity of any trading market for the depositary shares.

Price Stabilization, Short Positions

              Until the distribution of the depositary shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our depositary shares. However, the representatives may engage in transactions that stabilize the price of the depositary shares, such as bids or purchases to peg, fix or maintain that price.

              In connection with this offering, the underwriters may purchase and sell our depositary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of depositary shares than they are required to purchase in the offering, creating a naked short position. The underwriters must close out any naked short position by purchasing depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares made by the underwriters in the open market prior to the completion of the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our depositary shares or preventing or retarding a decline in the market price of our depositary shares. As a result, the price of our depositary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NASDAQ Stock Market, in the over-the-counter market or otherwise.

              We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our depositary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

              In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, one of the underwriters in this offering, Sandler O'Neill & Partners, L.P. will be the representative of the initial purchasers with respect to the concurrent offering of the Bank's subordinated notes. See "Prospectus Supplement Summary—MB Financial, Inc."

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

              In relation to each Member State of the European Economic Area (each, a "Relevant Member State"), no offer of depositary shares may be made to the public in that Relevant Member State other than:

  (A)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (B)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  (C)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of depositary shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              Each person in a Relevant Member State who initially acquires any depositary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any depositary shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the depositary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any depositary shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

              The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

              This prospectus supplement has been prepared on the basis that any offer of depositary shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of depositary shares. Accordingly any person making or intending to make an offer in that Relevant Member State of depositary shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

              For the purpose of the above provisions, the expression "an offer to the public" in relation to any depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe the depositary shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              The depositary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the depositary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

              Neither this document nor any other offering or marketing material relating to the offering, the Company, the depositary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of depositary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of depositary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of depositary shares.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The depositary shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the depositary shares offered should conduct their own due diligence on the depositary shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

              No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

              Any offer in Australia of the depositary shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the depositary shares without disclosure to investors under Chapter 6D of the Corporations Act.

              The depositary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring depositary shares must observe such Australian on-sale restrictions.

              This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

              The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

              The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

              This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

              Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

              The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto)

contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

              The validity of the Preferred Stock and the depositary shares we are offering will be passed upon for us by Silver, Freedman, Taff & Tiernan LLP, Washington, D.C. In addition, certain legal matters will be passed upon for the underwriters by McDermott Will & Emery, LLP, Chicago, Illinois.

EXPERTS

              The consolidated financial statements of MB Financial, Inc. as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 and management's assessment of effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the report of RSM US LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

PROSPECTUS

MB FINANCIAL, INC.

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Rights
Units

        The securities listed above may be offered and sold, from time to time, by us and/or one or more selling security holders to be identified in the future in amounts, at prices, and on other terms to be determined at the time of the offering. We will describe the specific terms and manner of offering of these securities in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement, including the information incorporated by reference herein and therein, carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

        Our common stock and our Perpetual Non-Cumulative Preferred Stock, Series A, are listed on the NASDAQ Global Select Market under the symbols "MBFI" and "MBFIP," respectively.

        Investing in the offered securities involves risks. See "Risk Factors" on page 6 of this prospectus and in the applicable prospectus supplement.

        These securities will be our equity securities or our secured or unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2017

 ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf registration statement, we may offer and sell any combination of the securities identified in this prospectus in one or more offerings. Each time we offer and sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. In addition, under this shelf registration process, one or more selling security holders to be identified in the future may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling security holders.

        If there is any inconsistency between the information in this prospectus (including the information incorporated by reference therein) and any prospectus supplement and/or pricing supplement, you should rely on the information in that prospectus supplement and/or pricing supplement. You should read both this prospectus and any prospectus supplement and pricing supplement together with additional information described under the heading "Where You Can Find More Information."

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers. The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of the offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

        You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement and/or pricing supplement. We have not, and any underwriters, their affiliates and agents, and any selling security holders have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus or the applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not, and any underwriters, their affiliates and agents, and any selling security holders do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide to you. We and any selling security holders may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. We and any selling security holders are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

        Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to the "Company," "MB Financial," "we," "us," "our," or similar references mean MB Financial, Inc. and its subsidiaries on a consolidated basis.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public at the SEC's web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any documents we file with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and before the date that the offering of securities by means of this prospectus is completed (other than, in each case, documents or portions of documents deemed to have been "furnished" and not "filed" in accordance with SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2016, including information specifically incorporated by reference into such report from our definitive proxy statement filed on April 7, 2017;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017;

  •
  our Current Reports on Form 8-K filed on May 25, 2017 and October 31, 2017; and

  •
  the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on October 9, 2001, and all amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

    MB Financial, Inc.
    6111 N. River Road
    Rosemont, Illinois 60018
    (847) 653-1992
    Attention: Doria L. Koros, Vice President and Secretary

        We make available, through our investor relations website, www.investor.mbfinancial.com (by clicking "Financial Information" and then "SEC Filings"), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus.

 FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement contain or incorporate by reference forward-looking statements about the Company that are intended to be subject to the safe harbors created under U.S. federal securities laws. The use of words such as "anticipates," "estimates," "expects," "intends," "plans" and "believes," among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

        By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in the accompanying prospectus supplement and those under the heading "Risk Factors" included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and other factors described in our periodic reports filed from time to time with the SEC. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed under "Risk Factors" in the applicable prospectus supplement and in other information contained in our publicly available filings with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on us and our business, financial condition and results of operations.

        We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, nor do we intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

 PROSPECTUS SUMMARY

        This summary highlights selected information about us and a general description of the securities that may be offered by this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities that may be offered, you should read carefully this entire prospectus, including the "Risk Factors" section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.

MB Financial, Inc.

        MB Financial, Inc., a Maryland corporation, is a financial holding company and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Our primary market is the Chicago metropolitan area. Through our bank subsidiary, MB Financial Bank, N.A. (the "Bank"), we offer a broad range of financial services, primarily to small and middle market businesses and individuals in the markets that we serve. Our primary business segments are banking, leasing and mortgage banking, and we have four lines of business within our banking segment: commercial banking, lease banking, retail banking and wealth management.

        Our principal executive offices are located at 800 West Madison Street, Chicago, Illinois 60607, and our telephone number is (888) 422-6562.

Securities That May Be Offered

        General.    We may use this prospectus to offer debt securities, common stock, preferred stock, depositary shares, purchase contracts, warrants, rights or units in one or more offerings. A prospectus supplement, which we will provide for each such offering, will describe the amounts, prices and detailed terms of the securities, to the extent not described in this prospectus, and may describe risks associated with an investment in the securities in addition to those described in the "Risk Factors" section of this prospectus and the documents incorporated by reference. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

        We and the selling security holders involved in a particular offering may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

        Debt Securities.    Our debt securities may be senior or subordinated in priority of payment. In a prospectus supplement, we will describe the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities being offered.

        Common Stock.    In a prospectus supplement, we will describe the aggregate number of shares of our common stock, par value $0.01 per share, being offered and the offering price or prices of the shares.

        Preferred Stock; Depositary Shares.    In a prospectus supplement, to the extent not described in this prospectus, we will describe with respect to any series of preferred stock being offered: the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

        Purchase Contracts.    We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of: our debt securities, preferred stock, depositary shares or common stock. In a prospectus supplement, we will describe the particular securities subject to the purchase contracts being offered and any other specific terms of such purchase contracts.

        Warrants.    In a prospectus supplement, to the extent not described in this prospectus, we will inform you of the exercise price and other specific terms of the warrants being offered, including whether the warrants are exercisable for our debt securities, shares of our common stock or shares of our preferred stock or depositary shares and whether our or your obligations, if any, under the warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

        Rights.    We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of a record date set by our board of directors. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.

        Units.    A combination of one or more of the other securities described in this prospectus may be sold together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

 RISK FACTORS

        Before making an investment decision, you should carefully consider the risks described under "Risk Factors" in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or that management deems immaterial. Our business, financial condition or results or operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sales of the securities offered by this prospectus as set forth in the applicable prospectus supplement. We will not receive the proceeds from any sales by selling security holders.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        Our historical consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the periods indicated, both including and excluding interest on deposits, are set forth in the table below. The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing (i) income from continuing operations before income taxes and fixed charges by (ii) the sum of total fixed charges and (pre-tax) preferred stock dividend requirements. For purposes of computing these ratios, (i) fixed charges excluding interest on deposits represents interest expense on short-term and long-term borrowings and junior subordinated notes and an estimate of the interest component of rental expense and (ii) fixed charges including interest on deposits represents interest on deposits plus interest expense on short-term and long-term borrowings and junior subordinated notes and an estimate of the interest component of rental expense.

	Six Months Ended June 30,		Year Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges:
Excluding interest on deposits	10.64x	16.72x	15.61x	20.43x	13.62x	18.46x	10.02x
Including interest on deposits	5.54x	7.29x	6.90x	8.35x	5.60x	6.08x	3.86x
Ratio of earnings to combined fixed charges and preferred stock dividends
Excluding interest on deposits	7.30x	9.00x	8.84x	9.68x	8.08x	18.46x	7.21x
Including interest on deposits	4.56x	5.43x	5.27x	5.88x	4.48x	6.08x	3.44x

 DESCRIPTION OF DEBT SECURITIES

        We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the "senior indenture," between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the "subordinated indenture," between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the "indentures." The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.

        The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

        The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

        Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under "Description of Debt Securities—Subordination" and in the applicable prospectus supplement.

        We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the establishment of the terms of the debt securities being issued in or pursuant to a supplemental indenture or resolutions adopted by our board of directors. Such terms may include:

  •
  the title and series designation;

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  the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

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  the principal amount payable, whether at maturity or upon earlier acceleration;

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  whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

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  whether the debt securities will be issued as original issue discount securities (as defined below);

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  the date or dates on which the principal of the debt securities is payable;

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  any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

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  the date from which any interest will accrue;

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  any interest payment dates;

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  whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

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  the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

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  the stated maturity date;

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  whether the debt securities are to be issued in global form;

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  any sinking fund requirements;

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  any provisions for redemption, the redemption price and any remarketing arrangements;

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  the denominations of the securities or series of securities;

  •
  whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

  •
  any restrictions on the offer, sale and delivery of the debt securities;

  •
  the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

  •
  whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

  •
  the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

  •
  a description of any documents or certificates that must be received prior to the issuance of any definitive securities;

  •
  whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

  •
  the identity of each security registrar or paying agent (if other than the trustee);

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  any provisions granting special rights to securities holders upon the occurrence of specified events;

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  any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

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  the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;

  •
  the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance; and

  •
  any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.

        The debt securities may be issued as "original issue discount securities" which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

        Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.

        Please see the prospectus supplement and any related pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

        You should be aware that special United States Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Ranking of Debt Securities; Holding Company Structure

        Senior Debt Securities.    Payment of the principal of, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

        Subordinated Debt Securities.    Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.

        Holding Company Structure.    The debt securities will be our exclusive obligations. We are a holding company and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of our subsidiaries and the distribution of funds by our subsidiaries to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends our subsidiaries can pay, and also restrict certain subsidiaries from making investments in or loans to us.

        Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of our subsidiaries. Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us. If a receiver or conservator were appointed for the Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation (the "FDIC") as subrogee or transferee) over general creditors. Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of the Bank. Unless otherwise specified in the applicable prospectus supplement, the applicable indenture will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer

        Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

        No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

        We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

        Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See "Description of Global Securities."

Redemption and Repurchase

        The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.

Conversion or Exchange Rights

        If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities of ours, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

  •
  the conversion or exchange price;

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  the conversion or exchange period;

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  provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

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  events requiring adjustment to the conversion or exchange price;

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

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  any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection

        Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of our subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.

Events of Default

        Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

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  default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

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  default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

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  default in the deposit of any sinking fund payment on the debt securities when due;

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  default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

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  specified events in bankruptcy or insolvency; and

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  any other event of default provided with respect to the debt securities of any series.

        Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.

        Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities. Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.

        At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

        The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

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  in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

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  in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

        The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

        A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

  •
  that holder has previously given to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

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  the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

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  the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and

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  the indenture trustee fails to institute the proceeding within 60 days.

        However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

        We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.

Modification and Waiver

        Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

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  change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

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  reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

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  reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

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  change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;

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  impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

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  reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

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  modify any of the provisions of the sections of the indenture dealing with supplemental indentures with the consent of holders of the debt securities, waiver of past defaults or waiver of certain covenants, except to increase the required percentage of holders to effect such an action or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or

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  make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under "—Events of Default."

        Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

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  to evidence the succession of another person to us;

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  to add to our covenants for the benefit of the holders of all or any series of debt securities;

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  to add events of default for the benefit of the holders of all or any series of debt securities;

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  to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

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  to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

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  to establish the form or terms of debt securities of any series;

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  to evidence and provide for the acceptance of appointment by a successor indenture trustee;

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  to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

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  to secure securities;

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  to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities

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  to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

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  to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting

        The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series.

        Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

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  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets

        Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that:

          (i)    the resulting entity, if other than MB Financial, Inc., is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Colombia and expressly assumes our obligations to (1) pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities and (2) perform and observe all of our other obligations under the indentures and supplemental indentures; and

          (ii)   immediately after giving effect to the transaction, no event of default under the indenture, and no event that, after notice or the lapse or time or both, would become an event of default under the indenture, shall have occurred and be continuing.

        The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

International Offering

        If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

        We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

Defeasance

        We may terminate or "defease" our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:

          (1)   depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

    •
    in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

    •
    in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

    •
    a combination of money and U.S. government obligations or foreign government obligations, as applicable;

          (2)   delivering:

    •
    an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

    •
    an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;

    •
    an opinion of counsel as to certain other matters; and

    •
    officers' certificates certifying as to compliance with the applicable indenture and other matters; and

          (3)   paying all other amounts due under the indenture.

        Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.

Subordination

        The subordinated debt securities will be subordinated in right of payment to all "senior debt," as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

        In addition, we may make no payment on the subordinated debt securities in the event:

  •
  there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and

  •
  the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.

        By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency, our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, "senior debt" is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of ours for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

  (i)
  any debt (a) for money borrowed by us, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker's acceptances or bank letters of credit issued to secure obligations of ours, or to secure the payment of revenue bonds issued for our benefit whether contingent or otherwise;

  (ii)
  any debt of others described in the preceding clause (i) which we have guaranteed or for which we are otherwise liable;

  (iii)
  our obligation as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease; and

  (iv)
  any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).

        "Senior debt" does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of ours and (4) the subordinated debt securities.

        The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

        The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

        The indentures do not contain any significant restrictive covenants. The prospectus supplement relating to a series of senior or subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the applicable indenture.

Governing Law

        Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

 DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of:

  •
  120,000,000 shares of common stock, par value $.01 per share; and

  •
  10,000,000 shares of preferred stock, par value $.01 per share.

        Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. Our charter provides by its terms that it may be amended by action of our board of directors without a stockholder vote to change the number of shares of authorized capital stock. As of September 30, 2017, there were 83,887,097 shares of our common stock issued and outstanding and 4,000,000 shares of our preferred stock issued and outstanding, all of which consisted of our Perpetual Non-Cumulative Preferred Stock, Series A, which we refer to as our "Series A Preferred Stock."

        In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our charter and bylaws and to applicable Maryland law.

Common Stock

        Except as described below under "—Anti-takeover Effects—Voting Limitation," each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the common stockholders. There are no cumulative voting rights. Subject to preferences to which holders of the Series A Preferred Stock and any other shares of preferred or other stock then outstanding may be entitled, holders of our common stock will be entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of the Series A Preferred Stock and any other series of our preferred or other stock then outstanding. Holders of our common stock have no preemptive or conversion rights or other subscription rights under our charter or Maryland law except as we may agree to provide to them. There are no redemption or sinking fund provisions that apply to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of our Series A Preferred Stock (see "—Series A Preferred Stock") and the shares of any other series of preferred or other stock that we may issue in the future.

Preferred Stock—General

        The following summary contains a description of the general terms of the preferred stock that we may issue, other than the Series A Preferred Stock, the terms of which are described under "—Series A Preferred Stock." The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. The description of certain provisions of the preferred stock below and in any prospectus supplement may not be complete. You should refer to the articles supplementary to our charter with respect to the establishment of a series of preferred stock, which will be filed with the SEC in connection with the offering of such series of preferred stock, for the complete terms of such series of preferred stock.

        Overview.    We are currently authorized under our charter to issue up to 10,000,000 shares of preferred stock, par value $0.01, in one or more series. As noted above, the only shares of our preferred stock that were issued and outstanding as of September 30, 2017 were 4,000,000 shares of the Series A Preferred Stock. Our board of directors may issue at any time, and from time to time, shares of preferred stock with such voting and other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as are stated and expressed in the board resolution providing for the issuance. Therefore, without stockholder approval (except as provided under the terms of the Series A Preferred Stock (see "—Series A Preferred Stock") or as may be required by the rules of The NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of our common stock and may assist management in impeding any unfriendly takeover or attempted change in control. See "—Anti-Takeover Effects—Authorized Shares."

        The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock or, in the case of the Series A Preferred Stock, as described under "—Series A Preferred Stock." You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

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  the designation of the series of preferred stock and the number of shares offered;

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  the amount of liquidation preference per share, if any;

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  the price at which the preferred stock will be issued;

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  the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends will commence to cumulate;

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  any listing of the preferred stock being offered on any securities exchange or other securities market;

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  any voting rights;

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  any redemption or sinking fund provisions;

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  any conversion provisions;

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  whether interests in the preferred stock being offered will be represented by depositary shares; and

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  any other specific terms of the preferred stock being offered.

        Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

        Rank.    Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon our liquidation, winding up and dissolution, rank:

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  senior to our common stock and all classes and series of other stock issued by us the terms of which specifically provide that such other stock will rank junior to the preferred stock (referred to as "junior securities");

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  equally with all other classes and series of stock issued by us the terms of which specifically provide that such stock will rank equally with the preferred stock (referred to as "parity securities"); and

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  junior to all other classes and series of stock issued by us the terms of which specifically provide that such stock will rank senior to the preferred stock.

        Dividends.    Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

        Dividends on any series of preferred stock may be cumulative or non-cumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of non-cumulative preferred stock, then the holders of that non-cumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

        No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

        Rights Upon Liquidation.    If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

        Because we are a holding company, our rights and the rights of our creditors and of our stockholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

        Redemption.    We may provide that a series of preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

        In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed,

which may be by lot or pro rata or by any other method determined by our board of directors to be equitable.

        On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares being redeemed will terminate except for the right to receive the redemption price.

        Voting Rights.    Unless otherwise described in the applicable prospectus supplement, holders of preferred stock will have no voting rights except as otherwise required by law or in our charter.

        Under regulations and interpretations adopted by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a "controlling influence" over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

Series A Preferred Stock

        The description of the Series A Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series A Preferred Stock, as are stated in the articles supplementary to our charter for the Series A Preferred Stock, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

        General.    The Series A Preferred Stock represents a single series of our preferred stock. The Series A Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities and is not subject to any sinking fund or other obligation to redeem or repurchase. The Series A Preferred Stock represents non-withdrawable capital, does not constitute savings accounts, deposits or other obligations of any depository institution and is not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

        Ranking.    The Series A Preferred Stock ranks, as to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up:

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  senior to our common stock and to any other class or series of other stock we may issue in the future ranking junior to the Series A Preferred Stock (referred to as "junior stock");

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  equal to any class or series of stock we may issue in the future ranking equal to the Series A Preferred Stock (referred to as "parity stock"); and

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  junior to any class or series of stock we may issue in the future ranking senior to the Series A Preferred Stock and to all of our existing and future debt obligations.

        Dividends.    Dividends on shares of the Series A Preferred Stock are not mandatory. Holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors or a duly authorized committee thereof out of legally available assets, non-cumulative cash dividends on the liquidation preference, which is $25 per share. These dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning with November 15, 2014, each such date being referred to in this subsection as a dividend payment date. Dividends on each share of Series A Preferred Stock are payable on the liquidation preference amount of $25 at an annual rate equal to 8.00%.

        If dividends are declared by our board of directors, dividends will be payable to holders of record of the Series A Preferred Stock as they appear on our books on the applicable record date, which will be the fifteenth calendar day preceding such dividend payment date.

        A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period commenced as of and included August 15, 2014. Dividends are calculated on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day and no additional dividends will accrue in respect of any payment made on the next succeeding business day.

        Dividends on shares of the Series A Preferred Stock are not cumulative. Accordingly, if our board of directors or a duly authorized committee thereof does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not be deemed to have accrued and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period.

        So long as any share of Series A Preferred Stock remains outstanding, unless the full dividends for the then-current dividend period on all outstanding shares of the Series A Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment thereof has been set aside, then (1) no dividend may be declared or paid or set aside for payment and no distribution may be declared or made or set aside for payment on any junior stock (other than a dividend payable solely in junior stock), (2) no shares of junior stock may be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor may any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock may be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during such dividend period.

        On any dividend payment date for which dividends are not paid in full on shares of the Series A Preferred Stock and any parity stock, all dividends declared on shares of the Series A Preferred Stock and any parity stock for payment on such dividend payment date will be declared on a proportionate basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Series A Preferred Stock, and accrued dividends, including accumulations, on parity stock, bear to each other. No interest will be payable in respect of any dividend payment on shares of the Series A Preferred Stock that may be in arrears. If our board of directors or any duly authorized committee of our board of directors determines not to pay any dividend or a full dividend on a dividend payment date, we will provide, or cause to be provided, written notice to the holders of the Series A Preferred Stock prior to such date.

        Subject to the foregoing, and not otherwise, such dividends, as may be determined by our board of directors or a duly authorized committee thereof, may be declared and paid on our common stock and any other stock ranking junior to the Series A Preferred Stock, from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock will not be entitled to participate in any such dividend.

        Our ability to declare and pay dividends on the Series A Preferred Stock is limited by applicable regulatory restrictions, including the guidelines of the Federal Reserve Board applicable to bank holding companies.

        Redemption—General.    The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provisions. The holders of Series A Preferred Stock do not have the right to require the redemption or repurchase of the Series A Preferred Stock.

        Optional Redemption.    We may redeem shares of the Series A Preferred Stock on any dividend payment date on or after February 15, 2018, in whole or in part, from time to time, at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of Series A Preferred Stock called for redemption. Dividends will cease to be payable on those shares on and after the redemption date. Redemption of the Series A Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve Board and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve Board applicable to the redemption of the Series A Preferred Stock.

        Notwithstanding the foregoing, within 90 days following a "regulatory capital treatment event," we may, at any time prior to February 15, 2018, at our option, subject to the approval of the Federal Reserve Board, provide notice of our intent to redeem in accordance with the procedures described below, and subsequently redeem, all (but not less than all) of the shares of Series A Preferred Stock at the time outstanding at a redemption price equal to $25 per share, plus any declared and unpaid dividends on the shares of the Series A Preferred Stock called for redemption.

        A "regulatory capital treatment event" means our determination, in good faith, that, as a result of any:

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  amendment to, or change in, the laws or regulations of the U.S. or any political subdivision of or in the U.S. that is enacted or becomes effective after the initial issuance of any share of the Series A Preferred Stock;

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  proposed change in those laws or regulations that is announced after the issuance of any share of the Series A Preferred Stock; or

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  official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of the Series A Preferred Stock;

there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of all shares of the Series A Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Federal Reserve Board, as then in effect and applicable, for as long as any share of the Series A Preferred Stock is outstanding.

        Liquidation Rights.    In the event we dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Series A Preferred Stock will be entitled to receive liquidating distributions of $25 per share, plus any declared and unpaid dividends, before we may make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series A Preferred Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series A Preferred Stock upon liquidation and the rights of our creditors with respect to the distribution of assets. If we fail to pay in full all amounts payable, including declared but unpaid dividends, with respect to the Series A Preferred Stock and any stock having the same rank as the Series A Preferred Stock with respect to the distribution of assets, the holders of the Series A Preferred Stock and such other stock will share in any distribution of assets in proportion to the respective aggregate liquidation preferences to which they are entitled. After the holders of the Series A Preferred Stock and any stock having the same rank as the Series A Preferred Stock are paid in full, they will have no right or claim to any of our remaining assets.

        Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property or business nor a merger or consolidation by us with or into any other entity will be considered a dissolution, liquidation or winding-up of our business or affairs.

        Voting Rights—General.    The Series A Preferred Stock have no voting rights, except as provided below or as otherwise specifically required by law. To the extent holders of Series A Preferred Stock are entitled to vote, each holder of Series A Preferred Stock have one vote per share, including when acting by written consent. The holders of the Series A Preferred Stock have exclusive voting rights on any charter amendment that would alter only the contract rights, as expressly set forth in our charter, of the Series A Preferred Stock.

        Right to Elect Two Directors upon a Nonpayment Event.    Whenever dividends on any shares of the Series A Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods (a "Nonpayment"), the authorized number of directors on our board of directors will automatically increase by two, and the holders of the Series A Preferred Stock (together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of our board of directors (the "Preferred Stock Directors") to fill such newly created directorships. At the request of any holder of the Series A Preferred Stock, a special meeting of the holders of the Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends and for which dividends have not been paid, will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election will be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting. Our board of directors may at no time include more than two such Preferred Stock Directors, including all directors that the holders of any series of our authorized preferred stock having equal voting rights are entitled to elect.

        These voting rights will continue until full dividends have been regularly declared and paid on the shares of the Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends for at least four consecutive dividend periods following the Nonpayment. No person may be elected as a Preferred Stock Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors.

        If and when full dividends have been regularly declared and paid for at least four consecutive dividend periods following a Nonpayment on the Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, the holders of the Series A Preferred Stock will be divested of the foregoing voting rights (subject to re-vesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Stock Director so elected will immediately terminate and the authorized number of directors on our board of directors will automatically decrease by two. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A Preferred Stock (together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment continues, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of the Preferred Stock Directors) may be filled by the consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of the Series A Preferred Stock (together with holders of any and all other series of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of stockholders. The Preferred Stock Directors will each be entitled to one vote per director on any matter.

        Other Voting Rights.    So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by our charter, the vote or consent of the holders of at least 66 2/3% of the then-outstanding shares of Series A Preferred Stock, voting separately as a single class, will be necessary for effecting or validating:

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  any amendment, alteration or repeal of any provision of our charter (including the articles supplementary creating the Series A Preferred Stock) or bylaws that would alter or change the voting powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely (provided that any amendment of our charter so as to authorize or create, or to increase the authorized amount of (x) any class or series of stock that does not rank senior to the Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up or (y) any securities (other than our capital stock) convertible into any class or series of stock that does not rank senior to the Series A Preferred Stock with respect to either the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding-up will not be deemed to affect adversely the voting powers, preferences or special rights of the Series A Preferred Stock);

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  any amendment or alteration of our charter to authorize or create, or increase the authorized amount of, any shares of any class or series or any securities convertible into shares of any class or series of our capital stock ranking senior to Series A Preferred Stock with respect to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding-up; or

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  any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of our merger or consolidation with or into another corporation or other entity, unless (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving corporation, are converted into or exchanged for preference securities of the surviving corporation or a corporation controlling such corporation that is an entity organized and existing under the laws of the U.S., any state thereof or the District of Columbia, and (y) the shares of Series A Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series A Preferred Stock.

        The foregoing provisions will not apply if, at or prior to the time when any such vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or have been called for redemption upon proper notice, and sufficient funds have been set aside for such redemption.

        Preemptive and Conversion Rights.    The holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.

Anti-takeover Effects

        The provisions of our charter and bylaws summarized in the following paragraphs may have anti-takeover effects and could delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders, and may make removal of the incumbent management and directors more difficult.

        Authorized Shares.    Our charter currently authorizes the issuance of 120,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our charter authorizes our board of directors to classify or reclassify any unissued shares of capital stock from time to time into one or more classes or series of stock by setting or changing in one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of redemption of such shares. We are authorized under our charter to issue additional shares of capital stock, up to the amount authorized, generally without stockholder approval. In addition, our charter provides by its terms that it may be amended by our board of directors, without a stockholder vote, to change the number of shares of capital stock authorized. The unissued shares of stock the board is authorized to issue, and the power of the board to increase the number of authorized shares without a stockholder vote, provide our board with as much flexibility as possible to effect financings, acquisitions and other transactions. However, these additional authorized shares may also be used by the board of directors, consistent with its fiduciary duties, to deter future attempts to gain control of us. The board of directors also has sole authority to determine the terms of any one or more series of preferred or other stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred or other stock, the board has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred or other stock to persons friendly to the incumbent management and directors in order to attempt to block a tender offer, merger or other unsolicited transaction by which a third party seeks to acquire control of us.

        Voting Limitation.    Our charter generally prohibits any stockholder (including any group of stockholders) that beneficially owns more than 14.9% of the outstanding shares of our common stock from voting shares in excess of this limit. This provision would limit the voting power of a beneficial owner of more than 14.9% of the outstanding shares of our common stock in a proxy contest or on other matters on which such person is entitled to vote.

        The Maryland General Corporation Law contains a control share acquisition statute which, in general terms, provides that where a stockholder acquires issued and outstanding shares of a corporation's voting stock (referred to as control shares) within one of several specified ranges (one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more), approval by stockholders of the control share acquisition must be obtained before the acquiring stockholder may vote the control shares. The required stockholder vote is two-thirds of all votes entitled to be cast, excluding "interested shares," defined as shares held by the acquiring person, officers of the corporation and employees who are also directors of the corporation. A corporation may, however, opt-out of the control share statute through a charter or bylaw provision, which we have done pursuant to our bylaws. Accordingly, the Maryland control share acquisition statute does not apply to acquisitions of shares of our common stock. Though not anticipated, we could decide to become subject to the Maryland control share acquisition statute by amending our bylaws to eliminate the opt-out provision. See "—Amendment of Charter and Bylaws."

        Board of Directors.    All of our directors are elected annually. Our charter provides that stockholders may not cumulate their votes in the election of directors.

        Our charter provides that the number of our directors may be changed from time to time by a majority of the whole board (meaning the total number of directors we would have if there were no vacancies on the board). Our charter and bylaws provide that, subject to the rights of the holders of any series of preferred or other stock then outstanding, vacancies in the board of directors may be filled by a majority vote of the directors then in office, though less than a quorum, and any director so chosen shall hold office until the next annual meeting of stockholders. Our charter further provides that, subject to the rights of the holders of any series of preferred or other stock then outstanding, directors may be removed from office only for cause and only by the vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors (after giving effect to the 14.9% voting limitation described under "—Voting Limitation"), voting together as a single class.

        The foregoing description of our board of directors does not apply with respect to directors that may be elected by the holders of the Series A Preferred Stock in the event we do not pay dividends on the Series A Preferred Stock for six or more dividend periods. See "Series A Preferred Stock—Right to Elect Two Directors upon a Nonpayment Event."

        Special Meetings of Stockholders.    Our bylaws provide that special meetings of stockholders may be called by our President or by our board of directors by vote of a majority of the whole board. Our bylaws also provide that a special meeting of stockholders shall be called by our Secretary on the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting.

        Action by Stockholders without a Meeting.    Our bylaws provide that, except as described in the following sentence, any action required or permitted to be taken at a meeting of stockholders may instead be taken without a meeting if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter. The bylaws also provide that, unless our charter provides otherwise, the holders of any class of our stock, other than our common stock, entitled to vote generally in the election of directors may act without a meeting by delivering a consent in writing or electronic transmission of the holders entitled to cast the minimum number of votes that would be necessary to approve the action at a meeting of stockholders.

        Business Combinations with Certain Persons.    Our charter provides that certain business combinations (for example, mergers, share exchanges, significant asset sales and significant stock issuances) involving "interested stockholders" of ours require, in addition to any vote required by law, the approval of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote in the election of directors that is not beneficially owned by the interested stockholder in question (after giving effect to the 14.9% voting limitation described under "—Voting Limitation"), voting together as a single class, unless either (i) a majority of the disinterested directors have approved the business combination or (ii) certain fair price and procedure requirements are satisfied. An "interested stockholder" generally means a person who beneficially owns more than 14.9% of the voting power of the outstanding voting stock or who is an affiliate of ours and at any time within the past two years was the beneficial owner of more than 14.9% of the voting power of the outstanding voting stock.

        The Maryland General Corporation Law contains a business combination statute that prohibits a business combination between a corporation and an interested stockholder (one who beneficially owns 10% or more of the voting power) or any affiliate of the interested stockholder for a period of five years after the interested stockholder first becomes an interested stockholder, unless the transaction has been approved by the corporation's board of directors before the interested stockholder became an interested stockholder or the corporation has exempted itself from the statute pursuant to a charter provision. After the five-year period has elapsed, a corporation subject to the statute may not consummate a business combination with an interested stockholder unless (i) the transaction has been recommended by the corporation's board of directors and (ii) the transaction has been approved by (a) 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single voting group and (b) two-thirds of the votes entitled to be cast other than shares owned by the interested stockholder, voting together as a single voting group. This approval requirement need not be met if certain fair price and terms criteria have been satisfied. We have opted-out of the Maryland business combination statute through a provision in our charter.

        Prevention of Greenmail.    Our charter generally prohibits us from acquiring any of our own publicly traded equity securities from a beneficial owner of 5% or more of our voting stock unless: (i) the acquisition is approved by the holders of a majority of our voting stock not owned by the seller (after giving effect to the 14.9% voting limitation described under "—Voting Limitation") , voting together as a single class; (ii) the acquisition is made as part of a tender or exchange offer by us or a subsidiary of ours to purchase securities of the same class on the same terms to all holders of such securities; (iii) the acquisition is pursuant to an open market purchase program approved by a majority of our board of directors, including a majority of the disinterested directors; or (iv) the acquisition is at or below the market price of the class of equity securities to be acquired and is approved by a majority of our board of directors, including a majority of the disinterested directors.

        Amendment of Charter and Bylaws.    Our charter generally may be amended upon approval by the board of directors and the holders of a majority of the outstanding shares of our common stock. Our charter provides by its terms that it may be amended by our board of directors, without a stockholder vote, to change the number of shares of capital stock authorized for issuance.

        Our bylaws may be amended either by the board of directors, by a vote of a majority of the whole board, or by our stockholders, by the vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors (after giving effect to the 14.9% voting limitation described under "—Voting Limitation"), voting together as a single class.

        Advance Notice Provisions.    Our bylaws provide that we must receive written notice of any stockholder proposal for business at an annual meeting of stockholders not less than 90 days or more than 120 days before the anniversary of the preceding year's annual meeting. If the date of the current year annual meeting is advanced by more than 20 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, notice of the proposal must be received by us no earlier than the close of business on the 120th day prior to the date of the annual meeting and no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which notice of the meeting is mailed or public disclosure of the meeting date is first made, whichever occurs first.

        Our bylaws also provide that we must receive written notice of any stockholder director nomination for a meeting of stockholders not less than 90 days or more than 120 days before the date of the meeting. If, however, less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice of the nomination must be received by the secretary no later than the tenth day following the day on which notice of the meeting is mailed or public disclosure of the meeting date is first made, whichever occurs first.

Transfer Agent

        The transfer agent and registrar for our common stock and Series A Preferred Stock is Computershare Trust Company, N.A.

 DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares, which will be evidenced by depositary receipts, representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and subject to, and qualified in its entirety by reference to, all provisions of the applicable deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

        We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.

        In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

        The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Redemption, Conversion and Exchange of Preferred Stock

        If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

        Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.

        If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.

        After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.

Voting Deposited Preferred Stock

        Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

        We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.

        We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:

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  all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or

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  there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

        Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.

Miscellaneous

        The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

        Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares.

        The price of our debt securities, or the price per share of our common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

        The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

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  whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

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  whether the purchase contracts are to be prepaid or not;

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  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our debt securities, common stock, preferred stock or depositary shares;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

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  whether the purchase contracts will be issued in fully registered or global form.

        The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares. Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants may be issued under warrant agreements to be entered into between us and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following outlines some of the anticipated general terms and conditions of the warrants. Further terms of the warrants and any applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement is subject to and qualified in its entirety by reference to the actual terms and provisions of the warrants and any applicable warrant agreement.

General

        If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

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  the offering price;

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  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

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  the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;

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  the designation, number of shares and terms of the preferred stock purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

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  if applicable, the date on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable;

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  the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

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  whether the warrants will be issued in registered or bearer form; and

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  any other terms of the warrants.

        If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.

Exercise of Warrants

        Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void.

        Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

        The exercise price payable and the number of shares of common stock or preferred stock or depositary shares purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:

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  the issuance of the stock dividend to holders of common stock or preferred stock, respectively;

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  a combination, subdivision or reclassification of common stock or preferred stock, respectively; or

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  any other event described in the applicable prospectus supplement.

        In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. We also may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation or merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock or depositary shares into which such stock warrants were exercisable immediately prior thereto.

DESCRIPTION OF RIGHTS

        This section describes the general terms of the rights to purchase common stock or other securities that may be offered using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

        Rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:

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  the record date for determining security holders entitled to the rights distribution;

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  the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;

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  the exercise price of the rights;

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  the steps required to exercise the rights;

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  the date on which the rights will become effective and the date on which the rights will expire;

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  whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;

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  whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement; and

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  our ability to withdraw or terminate the rights offering prior to the expiration date of the rights.

        Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

        Units will consist of any combination of one or more of the other types of securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:

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  the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

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  any additional terms of the agreement governing the units;

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  any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units; and

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  whether the units will be issued in fully registered form.

        The terms and conditions described under "Description of Debt Securities," "Description of Warrants" and "Description of Capital Stock" will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.

        We will issue the units under one or more unit agreements to be entered into between us and a unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.

DESCRIPTION OF GLOBAL SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

        If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

        Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. We will not have, and no trustee, warrant agent, unit agent or preferred stock depositary, as applicable, will have, any responsibility or liability for any aspect of the records relating to, or the payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

        If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depository registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture for any debt securities, we may at any time and in our sole discretion decide not to have any of such securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository's instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

        We and/or selling security holders, if applicable, may sell the securities in several ways, including:

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  through underwriters or dealers;

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  through agents;

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  in "at the market" offerings, within the meaning of Rule 415(a)(4) under the Securities Act of 1933, to or through a market maker or into an existing trading market on an exchange or otherwise

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  directly to purchasers or to a single purchaser;

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  directly to our stockholders; or

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  through a combination of any of these methods of sale.

        The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the purchase price of such securities, the proceeds to us from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers or agents and any securities exchanges on which such securities may be listed.

        If we and/or selling security holders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Only underwriters named in a prospectus supplement will be deemed to be underwriters in connection with the securities described in such prospectus supplement. Firms not so named will have no direct or indirect participation in the underwriting of such securities, although such a firm may participate in the distribution of such securities under circumstances entitling it to a dealer's commission. We anticipate that any underwriting agreement pertaining to any such securities will:

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  entitle the underwriters to indemnification by us against certain civil liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters may be required to make in respect of such liabilities;

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  provide that the obligations of the underwriters will be subject to certain conditions precedent; and

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  provide that the underwriters generally will be obligated to purchase all such securities if any are purchased.

        Securities also may be offered directly by us and/or selling security holders or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment. Agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described in such prospectus supplement and, under agreements which may be entered into with us, may be entitled to indemnification by us against certain civil liabilities under the Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.

        We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We may pledge or grant a security interest in some or all of the common shares covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus.

        Underwriters and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

        If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.

        Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by our counsel, Silver, Freedman, Taff & Tiernan LLP, Washington, D.C. Any underwriters will be represented by their own legal counsel.

EXPERTS

        Our consolidated financial statements as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of RSM US LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

8,000,000 Depositary Shares

MB Financial, Inc.

      Depositary Shares Each Representing a 1/40th Interest in a Share of
6.00% Non-Cumulative Perpetual Preferred Stock, Series C

PROSPECTUS SUPPLEMENT

Lead Joint Bookrunning Managers

BofA Merrill Lynch	UBS Investment Bank

Joint Bookrunning Managers

J.P. Morgan	Sandler O'Neill + Partners, L.P.

November 15, 2017